                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            MATRIA HEALTHCARE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                      N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                 (MATRIA LOGO)
                               1850 PARKWAY PLACE
                            MARIETTA, GEORGIA 30067

                 NOTICE OF 2001 ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 24, 2001

     NOTICE IS HEREBY GIVEN THAT the 2001 Annual Meeting of Stockholders of Matria Healthcare, Inc. (the "Company" or "Matria"), will be held on Thursday, May 24, 2001, at 10:30 a.m. local time at 1850 Parkway Place, Suite 320, Marietta, Georgia 30067, for the following purposes:

          (1) To elect four Class III directors of the Company for a three-year term expiring at the 2004 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;

          (2) To approve the Matria Healthcare, Inc. 2001 Stock Incentive Plan;

          (3) To amend the Company's 2000 Directors' Non-Qualified Stock Option Plan (the "Directors' Plan") to increase the automatic annual grant of options to non-employee directors from 2,500 shares to 3,750 shares each and to increase the number of shares reserved for issuance under such plan by 50,000 shares; and

          (4) To transact such other business as properly may come before the Annual Meeting and any adjournment or postponement thereof.

     Your vote is important regardless of the number of shares you own. Each stockholder, even though he or she now plans to attend the Annual Meeting, is requested to sign, date and return the enclosed proxy card without delay in the enclosed postage-paid envelope. You may revoke your proxy at any time prior to its exercise. Any stockholder present at the Annual Meeting or any adjournment or postponement thereof may revoke his or her proxy and vote personally on each matter brought before the meeting.

     I look forward to welcoming you at the meeting.

                                          Very truly yours,

                                          /s/ Roberta L. McCaw
                                          Roberta L. McCaw
                                          Secretary

Marietta, Georgia
April 26, 2001

                            MATRIA HEALTHCARE, INC.

                               1850 PARKWAY PLACE
                            MARIETTA, GEORGIA 30067

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 24, 2001

                              GENERAL INFORMATION

     This proxy statement and the accompanying proxy card are being furnished to stockholders in connection with the solicitation of proxies by the Board of Directors of Matria Healthcare, Inc., a Delaware corporation (the "Company"), for use at the 2001 Annual Meeting of Stockholders (the "Annual Meeting") to be held on Thursday, May 24, 2001 at 10:30 a.m. local time at 1850 Parkway Place, Suite 320, Marietta, Georgia 30067, and at any adjournment or postponement thereof.

     At the Annual Meeting, stockholders will consider and vote upon a proposal to elect four Class III directors, a proposal to approve the Company's 2001 Stock Incentive Plan, a proposal to amend the Company's Directors' Plan, and such other matters as properly may come before the Annual Meeting. The Board unanimously urges stockholders to vote FOR the re-election of the Class III directors, FOR the adoption of the 2001 Stock Incentive Plan and FOR the amendment to the Directors' Plan.

     It is anticipated that this proxy statement, the accompanying proxy and the 2000 Annual Report to Stockholders will first be mailed to the Company's stockholders on or about April 27, 2001.

RECORD DATE

     The Board of Directors has fixed the close of business on April 6, 2001 as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournment or postponement thereof. At the close of business on the Record Date, 8,800,294 shares of Common Stock were issued and outstanding.

PROXIES

     When a proxy card is returned, properly signed and dated, the shares represented thereby will be voted in accordance with the instructions on the proxy card. If a stockholder does not attend the Annual Meeting and does not return the signed proxy card, such stockholder's shares will not be voted. If a stockholder returns a signed proxy card but does not indicate how his or her shares are to be voted, such shares will be voted FOR the election of the four Class III directors named herein, FOR the adoption of the 2001 Stock Incentive Plan and FOR the amendment to the Directors' Plan. As of the date of this proxy statement, the Board of Directors does not know of any other matters that are to come before the Annual Meeting. If any other matters are properly presented at the Annual Meeting for consideration, the persons named in the enclosed form of proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

     Any proxy given may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a later dated proxy relating to the same shares of Common Stock and delivering it to the Secretary of the Company at or before the taking of the vote at the Annual Meeting or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Matria Healthcare, Inc., 1850 Parkway Place, Marietta, Georgia 30067, Attention: Secretary, or hand delivered to the Secretary of the Company at or before the taking of the vote at the Annual Meeting.

     The Company will bear the cost of the solicitation of proxies from its stockholders. In addition to solicitation by use of the mails, proxies may be solicited by directors, officers and employees of the Company in person or by telephone or other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for out-of-pocket expenses incurred in connection with such solicitation. Arrangements also will be made with custodians, nominees and fiduciaries for the forwarding of proxy solicitation materials to beneficial owners of shares held of record by such custodians, nominees and fiduciaries, and the Company will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith. In addition, D. F. King & Co., Inc. will assist in the solicitation of proxies by the Company for a fee of $5,500, plus reimbursement of reasonable out-of-pocket expenses.

QUORUM

     The presence, either in person or by properly executed proxies, of the holders of a majority of the outstanding shares of the Company's Common Stock is necessary to constitute a quorum at the Annual Meeting. Abstentions and shares held by a broker as nominee (i.e., in "street name") that are represented by proxies at the Annual Meeting, but that the broker fails to vote on one or more matters as a result of incomplete instructions from the beneficial owner of the shares ("broker non-votes"), also will be treated as present for quorum purposes.

VOTE REQUIRED

     The Company's stockholders are entitled to one vote at the Annual Meeting for each share of Common Stock held of record by them on the Record Date. The affirmative vote of the holders of a plurality of the shares of Common Stock present in person or represented by proxy at the Annual Meeting is required to elect the Class III directors. The affirmative vote of a majority of the shares having voting power, present in person or represented by proxy at the Annual Meeting is required to approve and adopt the 2001 Stock Incentive Plan and the amendment to the Directors' Plan. Votes may be cast for or withheld from each nominee for Class III director and for, against or abstained from voting on approval of the 2001 Stock Incentive Plan and the amendment to the Directors' Plan. Under applicable Delaware law, broker non-votes represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal, and abstentions will have no effect on the vote for the election of Class III directors. Abstentions will have the effect of a vote against approval of the 2001 Stock Incentive Plan and the amendment to the Directors' Plan, while broker non-votes will have no effect on the outcome of said proposals.

                            1. ELECTION OF DIRECTORS

BACKGROUND

     Under the Company's Certificate of Incorporation, the Board is divided into three classes, with approximately one-third of the directors standing for election each year. The four nominees for election this year are Parker H. Petit, Jeffrey D. Koepsell, Donald W. Weber and Morris S. Weeden. Each has consented to serve for an additional term. If any director is unable to stand for election, the Board may, by resolution, provide for a lesser number of directors or designated substitute. In the latter event, shares represented by proxies may be voted for a substitute director.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE CLASS III NOMINEES SET FORTH BELOW.

                CLASS III NOMINEES FOR THE TERM EXPIRING IN 2004

     PARKER H. PETIT, age 61, has served as Chairman of the Board of the Company since the formation of the Company through the merger (the "Merger") of Tokos Medical Corporation and Healthdyne, Inc. ("Healthdyne") on March 8, 1996 (the "Merger Date") and as President and Chief Executive Officer since October 5, 2000. In addition, he served as a member of the three-person Office of the President during a brief period in 1997. Mr. Petit was the founder of Healthdyne and served as its Chairman of the Board of Directors and Chief Executive Officer from 1970 until the Merger. Mr. Petit is also Chairman of the Board of Directors of Healthcare.com Corporation and a director of Intelligent Systems Corp. and Logility, Inc.

     JEFFREY D. KOEPSELL, age 54, has served as a director of the Company and as Executive Vice President and Chief Operating Officer since May 17, 2000. From 1992 to 1998, he was President and Chief Executive Officer of CardioLogic Systems, Inc., a venture capital-backed company in the cardiopulmonary market segment formed in cooperation with Johns Hopkins University and Medical Center. Prior thereto, he served as President and Chief Executive Officer of Physiologic Diagnostic Services, Inc., a women's health service provider acquired by Tokos Medical Corporation in 1992. Mr. Koepsell is also a former executive of Healthdyne.

     DONALD W. WEBER, age 64, has served as a director of the Company since May 18, 2000. Mr. Weber is a private investor. He was President and Chief Executive Officer of Viewstar Entertainment Services, Inc., a distributor of satellite entertainment systems, from August 1993 until November 1997. Prior thereto, from 1987 to 1991 he was President and Chief Executive Officer of Contel Corporation, a telecommunications supplier, which was sold in 1991 to GTE Corp. Mr. Weber is also a director of Healthcare.com Corporation, Powertel, Inc., and Knology Holdings, Inc.

     MORRIS S. WEEDEN, age 81, has served as a director of the Company since the Merger Date and previously served as a director of Healthdyne from 1987 until the Merger. Mr. Weeden, who is retired, was Vice Chairman -- Board of Directors of Morton Thiokol Inc., a salt, chemical, household and aerospace products manufacturer, from March 1980 to December 1984. Previous positions held by Mr. Weeden include Executive Vice President of Morton Norwich Products, Inc. in charge of pharmaceutical operations, President of Morton International, a pharmaceutical division of Morton Norwich Products, Inc., and President of Bristol Laboratories, a pharmaceutical division of Bristol Myers Corp. Mr. Weeden is also a director of Stat-Chem, Inc.

               CLASS II DIRECTORS CONTINUING IN OFFICE UNTIL 2003

     MARK J. GAINOR, age 45, has served as a director of the Company since January 19, 1999. Mr. Gainor is an entrepreneur and private investor. Mr. Gainor previously served as President of the Company's diabetes management services subsidiaries from January 19, 1999 to October 2000. See "Certain Relationships and Related Transactions" herein. Prior thereto he was President and Chief Executive Officer of Gainor Medical Management, L.L.C., a company which he founded in 1984. Mr. Gainor was initially elected as a director, and was nominated for re-election in 2000, pursuant to the agreement under which the Company acquired substantially all of the assets of Gainor Medical Management, LLC in 1999.

     JACKIE M. WARD, age 62, has served as a director of the Company since the Merger Date. Ms. Ward is Outside Managing Director of Computer Generation Incorporated, a privately-held, Atlanta based corporation engaged in designing and producing "turnkey" computer hardware and software systems for telecommunications and other specialized applications, which she founded in 1968. She also served as its President and Chief Executive Officer until December 22, 2000, when it was sold to Intec Telecom Systems. Ms. Ward is also a former Chairperson of the Board of Regents of the University System of Georgia and former Chairman of the Metro Atlanta Chamber of Commerce, as well as a director of Trigon Healthcare, Inc., Bank of America Corporation, Equifax, Inc., PTEK Holdings, Inc., The Profit Recovery Group International, Inc., SCI Systems, Inc. and Flowers Industries, Inc. and a member of several other civic and government organizations.

     FREDERICK P. ZUSPAN, M.D., age 79, has served as a director of the Company since the Merger Date and previously served as a director of Healthdyne from 1993 until the Merger. Dr. Zuspan, who has been a physician since 1951, has been Professor and Chairman Emeritus, Department of Obstetrics and Gynecology at the Ohio State University College of Medicine since July 1991 and Editor-in-Chief of the American Journal of Obstetrics and Gynecology since 1991. Dr. Zuspan was previously Professor of the Ohio State University College of Medicine from 1987 to 1991 and Professor and Chairman of the Department of Obstetrics and Gynecology at the Ohio State University College of Medicine from 1975 to 1987, at the University of Chicago, Pritzker School of Medicine from 1966 to 1975, and at the Medical College of Georgia from 1960 to 1966.

               CLASS I DIRECTORS CONTINUING IN OFFICE UNTIL 2002

     RICHARD F. LEVY, age 70, has been a director of the Company since September 20, 2000. Mr. Levy is a partner at Altheimer & Gray, an international law firm based in Chicago, Illinois. Mr. Levy also serves as Vice Chairman and Director of Amalgamated Investments Company, a bank holding company in Chicago, and is also a director of Danka Business Systems. Prior to 1998, he was a director of Ambassador Apartments, a large apartment real estate investment trust, and prior to 1997, he was a senior partner at Kirkland & Ellis. Mr. Levy was elected as a director pursuant to the agreement under which the Company acquired substantially all of the assets of Gainor Medical Management, LLC in 1999.

     GUY W. MILLNER, age 65, has been a director of the Company since October 4, 2000. Mr. Millner is Chairman of MI Holdings, a private investment firm. Until the fall of 1997 he was Chairman of Norrell Corporation, a staffing services and outsourcing firm, which he founded in 1961. From 1997 until July 1999 he served as a director of Norrell Corporation, at which time Norrell Corporation merged with Spherion Corporation. Mr. Millner currently serves as a director of Spherion Corporation.

     CARL E. SANDERS, age 75, has served as a director of the Company since the Merger Date and previously served as a director of Healthdyne from 1986 until the Merger. Mr. Sanders, a former governor of the State of Georgia, is Chairman of Troutman Sanders LLP, an Atlanta based law firm that provides legal services to the Company. Mr. Sanders is also a director of Carmike Cinemas, Inc., First Union Corporation of Georgia, Healthcare.com Corporation, and World Access, Inc.

     THOMAS S. STRIBLING, age 58, has served as a director of the Company since May 18, 2000. Mr. Stribling is an entrepreneur and private investor. From 1998 to September 1999, he was President, Chief Executive Office and a board member of Scandipharm, Inc., a privately held pharmaceutical company. Prior thereto, he was Vice Chairman and Chairman of the Advisory Board of Legacy Securities Corporation, an investment banking and securities group, from 1997 to 1998, and from 1994 to 1996, he was President of UCB Pharma, Inc., a division of a Belgian-based pharmaceutical company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as to the beneficial ownership of shares of the Company's Common Stock as of April 1, 2001 by (i) all stockholders known by the Company to be the beneficial owners of more than five percent of its Common Stock, (ii) each director of the Company, (iii) each Named Executive Officer (as hereinafter defined), and (iv) all executive officers and directors as a group. Unless otherwise indicated, the holders listed below have sole voting and investment power with respect to all shares beneficially owned by them.

                                                                  AMOUNT AND NATURE          PERCENT
                  NAME OF BENEFICIAL OWNER                    OF BENEFICIAL OWNERSHIP(1)   OF CLASS(2)
                  ------------------------                    --------------------------   -----------
Gainor Medical Management, L.L.C.(3)........................          1,555,555               17.6%
Lord, Abbett & Co.(4).......................................          1,036,149               11.7
Safeco Corporation(5).......................................            814,375                9.2
Wellington Management Company, LLP(6).......................            764,400                8.6
Vanguard Explorer Fund(7)...................................            673,400                7.6
Dimensional Fund Advisors, Inc.(8)..........................            598,050                6.0
Parker H. Petit(9)..........................................            396,270                4.5
Donald R. Millard(10).......................................            124,358                1.4
Jeffrey D. Koepsell.........................................              2,500                 --
Frank D. Powers(11).........................................            125,228                1.4
George W. Dunaway(12).......................................             10,383                 --
James P. Reichmann(13)......................................             32,262                 --
Mark J. Gainor(14)..........................................          1,556,597               17.7
Richard F. Levy(15).........................................                937                 --
Guy W. Millner(16)..........................................                833                 --
Carl E. Sanders(17).........................................             19,875                 --
Thomas S. Stribling(18).....................................              3,750                 --
Jackie M. Ward(19)..........................................             15,001                 --
Donald W. Weber(20).........................................              6,250                 --
Morris S. Weeden(21)........................................             17,500                 --
Frederick P. Zuspan(22).....................................             19,129                 --
All current executive officers and directors as a group (17
  persons)..................................................          1,937,841               22.0%

---------------

  -- Less than 1%
 (1) Under the rules of the Securities and Exchange Commission (the "SEC"), a person is deemed to be a beneficial owner of a security if he or she has or shares the power to vote or to direct the voting of such security ("voting power") or the power to dispose or to direct the disposition of such security ("investment power"). A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days as well as any securities owned by such person's spouse, children or relatives living in the same house. Accordingly, more than one person may be deemed to be a beneficial owner of the same securities.
 (2) Based on 8,800,294 shares of Common Stock outstanding on April 1, 2001. With respect to each person or group in the table, assumes that such person or group has exercised all options, warrants and other rights to purchase Common Stock which he or she beneficially owns and which are exercisable within 60 days and that no other person has exercised any such rights.
 (3) The number of shares owned is based on information contained in a report on
     Schedule 13D filed by Gainor Medical Management, L.L.C., Mark J. Gainor and Gainor Medical U.S.A. Inc. (the "Acquirers") with the SEC on January 27, 1999. The Acquirers' principal business address is at 2205 Highway 42 North, P. O. Box 353, McDonough, Georgia 30253. Gainor Medical Management, L.L.C. sold substantially all of its assets to Matria in exchange for, among other things, a currently exercisable warrant to purchase 1,000,000 shares of Matria's Common Stock and 10,000 shares of Series A convertible preferred stock that is currently convertible into 555,555 shares of Matria's Common Stock. Gainor Medical U.S.A., Inc. beneficially owns 1,555,555 shares by virtue of the fact that it is the majority member of Gainor Medical Management, L.L.C. Gainor Medical U.S.A., Inc. disclaims beneficial ownership of 702,955 shares, the ownership of which is attributable to other members of Gainor Medical Management, L.L.C. Mr. Gainor beneficially owns 1,555,555 shares of Matria Common Stock by virtue of the fact that he owns, either directly or through his ownership of Gainor Medical U.S.A., Inc. common stock, a majority of Gainor Medical Management, L.L.C. See footnote 14 below for a description of shares of stock disclaimed by Mr. Gainor.
 (4) The number of shares owned is based on information contained in a report on
     Schedule 13G filed with the SEC on January 12, 2001. The address of Lord, Abbett & Co. is 90 Hudson Street, Jersey City, New Jersey 07302.
 (5) The number of shares owned is based on information contained in a report on
     Schedule 13G filed with the SEC on January 12, 2001. The address of Safeco Corporation is Safeco Plaza, Seattle, Washington 98185.
 (6) The number of shares owned is based on information contained in a report on
     Schedule 13G filed with the SEC on February 14, 2001. The address of Wellington Management Company, LLP ("WMC") is 75 State Street, Boston, Massachusetts 02109. According to its Schedule 13G, WMC, in its capacity as investment adviser, may be deemed to beneficially own 764,400 shares of the Company's Common Stock, which shares are held of record by clients of WMC. WMC reports that it has no power to vote or direct the vote of such shares and shared power to dispose or direct the disposition of such shares, while its clients have the right to receive, or direct the receipt of, dividends from, or proceeds from the sale of, such shares.
 (7) The number of shares owned is based on information contained in a report on
     Schedule 13G filed with the SEC on February 14, 2001. According to its
     Schedule 13G, Vanguard Explorer Fund has the sole power to vote or direct the vote of such shares and shared power to dispose or direct the disposition of such shares. The address of Vanguard Explorer Fund is Post Office Box 2600, Valley Forge, Pennsylvania 19482.
 (8) The number of shares owned is based on information contained in a report on
     Schedule 13G filed with the SEC on February 2, 2001. The address of Dimensional Fund Advisors, Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.
 (9) Represents 341,895 shares owned by Mr. Petit, 13,125 shares held by Petit Investments Limited Partnership, 2,500 shares held by Petit Grantor Trust and 38,750 shares which are subject to purchase upon exercise of options exercisable within 60 days.
(10) Represents 23,106 shares owned by Mr. Millard, 2,500 shares owned by his adult son who resides at home, 98,242 shares which are subject to purchase upon exercise of options exercisable within 60 days, and 510 shares issuable upon conversion of 8% Convertible Subordinated Debentures owned by Mr. Millard.
(11) Represents 20,275 shares owned by Mr. Powers and 104,953 shares which are subject to purchase upon exercise of options exercisable within 60 days.
(12) Represents 6,425 shares owned by Mr. Dunaway and 3,958 shares which are subject to purchase upon exercise of options exercisable within 60 days.
(13) Represents 5,328 shares owned by Mr. Reichmann and 26,934 shares which are subject to purchase upon exercise of options exercisable within 60 days.
(14) Represents 1,042 shares which are subject to purchase upon exercise of options exercisable within 60 days, a currently exercisable warrant to purchase 1,000,000 shares and 2,500 shares of Series A convertible preferred stock that is currently convertible into 555,555 shares of Common Stock owned by Gainor Medical Management, L.L.C. Mr. Gainor is a member of the Management Committee and owns, either directly or through his ownership of Gainor Medical U.S.A., Inc. common stock, a controlling interest in Gainor Medical Management, L.L.C. Mr. Gainor disclaims ownership of 212,360 shares of the stock related to the warrant and 117,978 shares of the stock related to the Series A convertible preferred stock which are attributable to the owners of Gainor Medical Management, L.L.C. other than himself and companies that he controls.
(15) Represents shares which are subject to purchase upon exercise of options exercisable within 60 days.
(16) Represents shares which are subject to purchase upon exercise of options exercisable within 60 days.

(17) Represents 6,125 shares owned by Mr. Sanders and 13,750 shares which are subject to purchase upon exercise of options exercisable within 60 days.
(18) Represents 2,500 shares owned by Mr. Stribling and 1,250 shares which are subject to purchase upon exercise of options exercisable within 60 days.
(19) Represents 1 share issuable upon conversion of 8% Convertible Subordinated Debentures owned by Ms. Ward and 15,000 shares which are subject to purchase upon exercise of options exercisable within 60 days.
(20) Represents 5,000 shares owned by Mr. Weber and 1,250 shares which are subject to purchase upon exercise of options exercisable within 60 days.
(21) Represents 3,750 shares owned by Mr. Weeden and 13,750 shares which are subject to purchase upon exercise of options exercisable within 60 days.
(22) Represents 217 shares owned by Dr. Zuspan, 125 shares held by Zuspan & Associates Partnership, 3,787 shares owned by Dr. Zuspan's wife and 15,000 shares which are subject to purchase upon exercise of options exercisable within 60 days.

BOARD COMMITTEES AND ATTENDANCE

     In addition to an Executive Committee and other single purpose committees established from time to time to assist the Board of Directors with particular tasks, the Company's Board of Directors has the following standing committees: a Compensation and Stock Option Committee (the "Compensation Committee"), an Audit Committee and a Nominating Committee.

     The Compensation Committee is composed of Thomas S. Stribling, Morris S. Weeden and Frederick P. Zuspan, M.D. The Compensation Committee is responsible for the recommendation and approval of salaries of executive officers and the review and approval of incentive plans, including stock options and related programs. The Compensation Committee held five meetings during the year ended December 31, 2000.

     The Audit Committee is composed of Jackie M. Ward, Richard F. Levy and Morris S. Weeden. All members of the Audit Committee are "independent" as defined by the listing standards of the National Association of Securities Dealers. The Audit Committee evaluates the independence and performance of the Company's independent accountants, handles relations with the Company's independent accountants and evaluates the integrity of the Company's financial reporting process and its policies and procedures relating to internal accounting functions and controls. The Audit Committee held seven meetings during the year ended December 31, 2000.

     The Nominating Committee is composed of Parker H. Petit, Guy W. Millner and Carl E. Sanders. The Nominating Committee identifies, screens and recommends candidates for appointment to the Board of Directors for consideration by the full Board of Directors of the Company and by the stockholders of the Company. The Nominating Committee will consider a candidate for a director proposed by a stockholder. A candidate must be highly qualified and be both willing and expressly interested in serving on the Board. A stockholder wishing to propose a candidate for the Nominating Committee's consideration should forward the candidate's name and information about the candidate's qualifications to Matria Healthcare, Inc., 1850 Parkway Place, Marietta, Georgia 30067, Attention:
Corporate Secretary. The Nominating Committee held one meeting during the year ended December 31, 2000.

     During the year ended December 31, 2000, the Board of Directors held ten meetings. Each of the Directors who served as directors during 2000 attended more than 75% of the total number of Board meetings and meetings of committees of which he or she was a member during 2000.

EXECUTIVE COMPENSATION

     The following table sets forth compensation paid to the Company's Chief Executive Officer and the four other most highly compensated executive officers (the "Named Executive Officers") for their services in all capacities to the Company and its subsidiaries in fiscal years 2000, 1999, and 1998:

                           SUMMARY COMPENSATION TABLE

                                                                              LONG-TERM
                                                                            COMPENSATION
                                                                               AWARDS
                                                ANNUAL COMPENSATION     ---------------------    ALL OTHER
                                               ----------------------   SECURITIES UNDERLYING   COMPENSATION
NAME AND PRINCIPAL POSITION             YEAR   SALARY ($)   BONUS ($)        OPTIONS (#)           ($)(1)
---------------------------             ----   ----------   ---------   ---------------------   ------------
Parker H. Petit(2)....................  2000    $ 96,924     $   -0-            41,250           $  800,358
  Chairman of the Board, President and  1999         -0-         -0-            17,500              788,067
  Chief Executive Officer               1998         -0-         -0-            17,500              768,407
Donald R. Millard(3)..................  2000     317,001         -0-            37,500            1,437,642
  President and Chief Executive                  381,032         -0-            36,750              189,763
     Officer                            1999
                                        1998     367,914         -0-            40,188              261,324
Jeffrey D. Koepsell(4)................  2000     189,231         -0-            22,500                  300
  Executive Vice President and Chief
  Operating Officer
Frank D. Powers.......................  2000     315,599         -0-            21,250              203,270
  President, Population Health          1999     320,494         -0-            21,350              179,446
  Management                            1998     312,892         -0-            24,113              228,437
George W. Dunaway(5)..................  2000     203,355         -0-             1,875                5,288
  Vice President -- Finance and Chief   1999      50,000         -0-            10,000               21,821
  Financial Officer
James P. Reichmann....................  2000     205,900         -0-             7,544              127,837
  President, Women's Health             1999     188,055         -0-             6,525              118,104
                                        1998     185,758      71,057             8,841              126,896

---------------

(1) Details of amounts reported in "All Other Compensation" column are provided in the table below.
(2) Mr. Petit was elected President and Chief Executive Officer on October 4, 2000.
(3) Mr. Millard ceased serving as President and Chief Executive Officer effective October 4, 2000.
(4) Mr. Koepsell was elected to this position on May 17, 2000.
(5) Mr. Dunaway was elected to this position on October 5, 1999.

        ITEM                  MR. PETIT   MR. MILLARD   MR. KOEPSELL   MR. POWERS   MR. DUNAWAY   MR. REICHMANN
        ----                  ---------   -----------   ------------   ----------   -----------   -------------
Officer Term Life
  Insurance..........  2000   $ 30,098    $    6,560        $300        $  5,946      $   188       $  1,045
                       1999     29,949         6,577         N/A           5,985           29            988
                       1998     23,553         5,942         N/A           4,840          N/A            852
Split Dollar
  Insurance Premium
  Value..............  2000   $657,760    $  204,043        $-0-        $192,224      $   -0-       $121,692
                       1999    608,118       178,386         N/A         168,661          -0-        112,316
                       1998    594,854       250,582         N/A         218,797          N/A        101,200
401(k) Matching
  Contributions......  2000   $    -0-    $    5,100        $-0-        $  5,100      $ 5,100       $  5,100
                       1999        N/A         4,800         N/A           4,800          -0-          4,800
                       1998        N/A         4,800         N/A           4,800          N/A          4,800

        ITEM                  MR. PETIT   MR. MILLARD   MR. KOEPSELL   MR. POWERS   MR. DUNAWAY   MR. REICHMANN
        ----                  ---------   -----------   ------------   ----------   -----------   -------------
Severance Payment....  2000        N/A    $1,170,000         N/A             N/A          N/A            N/A
                       1999        N/A           N/A         N/A             N/A          N/A            N/A
                       1998        N/A           N/A         N/A             N/A          N/A            N/A
Vacation.............  2000        N/A    $   40,720         N/A             N/A          N/A            N/A
                       1999        N/A           N/A         N/A             N/A          N/A            N/A
                       1998        N/A           N/A         N/A             N/A          N/A            N/A
Tax Gross-up for
  Leased Vehicle.....  2000        N/A    $   11,219         N/A             N/A          N/A            N/A
                       1999        N/A           N/A         N/A             N/A          N/A            N/A
                       1998        N/A           N/A         N/A             N/A          N/A            N/A
Non-Employee Board
  Retainer...........  2000   $112,500           N/A         N/A             N/A          N/A            N/A
                       1999    150,000           N/A         N/A             N/A          N/A            N/A
                       1998    150,000           N/A         N/A             N/A          N/A            N/A
Relocation Expenses..  2000        N/A           N/A         N/A             N/A          N/A            N/A
                       1999        N/A           N/A         N/A             N/A      $21,792            N/A
                       1998        N/A           N/A         N/A             N/A          N/A       $ 20,044
Total All Other
  Compensation.......  2000   $800,358    $1,437,642        $300        $203,270      $ 5,288       $127,837
                       1999    788,067       189,763         N/A         179,446       21,821        118,104
                       1998    768,407       261,324         N/A         228,437          N/A        126,896

STOCK OPTIONS

     The following table contains information concerning the grant of stock options to the Named Executive Officers of the Company during 2000:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                              POTENTIAL REALIZABLE
                                                INDIVIDUAL GRANTS                               VALUE AT ASSUMED
                                   -------------------------------------------                   ANNUAL RATES OF
                                     NUMBER OF       % OF TOTAL                                    STOCK PRICE
                                     SECURITIES     OPTIONS/SARS                                APPRECIATION FOR
                                     UNDERLYING      GRANTED TO    EXERCISE OR                   OPTION TERM (1)
                                      OPTIONS       EMPLOYEES IN   BASE PRICE    EXPIRATION   ---------------------
NAME                               GRANTED (#)(2)   FISCAL YEAR      ($/SH)         DATE       5% ($)     10% ($)
----                               --------------   ------------   -----------   ----------   --------   ----------
Parker H. Petit..................       38,750(3)       18.3%        $14.00      10/4/2010    $341,175   $  864,605
                                         1,250(4)        N/A         $18.00      5/18/2010      28,300       71,718
Donald R. Millard................       37,500(4)       17.7%        $21.50      2/23/2010     507,046    1,284,954
Jeffrey D. Koepsell..............       22,500(6)       10.6%        $18.00      5/18/2010     254,702      645,466
Frank D. Powers..................       21,250(5)       10.0%        $21.50      2/23/2010     287,326      728,141
George W. Dunaway................        1,875(5)        0.8%        $21.50      2/23/2010      25,352       64,248
James P. Reichmann...............        7,544(5)        3.2%        $21.50      2/23/2010     102,004      258,499

---------------

(1) Based on actual option term and annual compounding. These amounts are calculated pursuant to applicable requirements of the SEC and do not represent a forecast of the future appreciation of the Company's Common Stock.
(2) Number of securities and exercise price have been adjusted to reflect a one-for-four reverse stock split that took effect on December 5, 2000 (the "Reverse Split").

(3) This option to purchase the Company's Common Stock was granted under the Company's 2000 Stock Incentive Plan (the "2000 Plan") on October 4, 2000. Full vesting shall occur not before two years and not later than four years from the date of grant, based on performance vesting thresholds.
(4) This option to purchase the Company's Common Stock was granted under the 1996 Non-Employee Directors' Non-Qualified Stock Option Plan on May 18, 2000, prior to Mr. Petit becoming an employee of the Company. Vesting is 1/12 a month for 12 months from date of grant.
(5) These options to purchase the Company's Common Stock were granted under the Company's 1997 Stock Incentive Plan (the "1997 Plan") on February 23, 2000. For each option granted under the 1997 Plan, full vesting shall occur not before two years and not later than four years from the date of grant, based on performance vesting thresholds.
(6) This option to purchase the Company's Common Stock was granted under the Company's 1996 Stock Incentive Plan (the "1996 Plan") on May 18, 2000. Full vesting shall occur not before two years and not later than four years from the date of grant, based on performance vesting thresholds.

STOCK OPTION EXERCISES

     The following table sets forth information with respect to the Named Executive Officers concerning the exercise of options in 2000 and unexercised options held as of the end of the fiscal year:

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                                                                     NUMBER OF SECURITIES
                                                                    UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                          SHARES                                    OPTIONS AT FISCAL YEAR        IN-THE-MONEY OPTIONS AT
                         ACQUIRED          VALUE REALIZED                 END ($)(1)              FISCAL YEAR END ($)(1)
                        ON EXERCISE   (MARKET PRICE AT EXERCISE   ---------------------------   ---------------------------
NAME                        (#)         LESS EXERCISE PRICE)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                    -----------   -------------------------   -----------   -------------   -----------   -------------
Parker H. Petit.......        -0-                 -0-               36,248         41,252            -0-           -0-
Donald R. Millard.....      8,750(2)           $1,946               78,148         88,791            -0-           -0-
Jeffrey D. Koepsell...        -0-                 -0-                  -0-         22,500            -0-           -0-
Frank D. Powers.......        -0-                 -0-               75,156         51,558            -0-           -0-
George W. Dunaway.....        -0-                 -0-               11,875            -0-            -0-           -0-
James P. Reichmann....        -0-                 -0-               19,998         17,787            -0-           -0-

---------------

(1) Based on $9.63, the last sale price of the Company's Common Stock on December 29, 2000.
(2) Restated to reflect the Reverse Split.

COMPENSATION OF DIRECTORS

     The Directors who are employees of the Company receive no additional compensation for serving on the Board of Directors. Directors who are not employees of the Company ("Non-Employee Directors") receive a fee of $3,000 per quarter, plus $1,000 for each Board meeting attended and $750 for each Committee meeting attended on a day other than a Regular Meeting of the Board, and are reimbursed for any travel expenses incurred. These fees were not payable to Mr. Gainor in the year 2000 under the terms of the Management Agreement between the Company and Lucor Holdings, LLC. See "Certain Relationships and Related Transactions." Following termination of that agreement on December 31, 2000, Mr. Gainor became eligible to receive such fees. In lieu of the above retainer and meeting fees and prior to his becoming an employee on October 5, 2000, Mr. Petit was paid a fee of $37,500 per quarter for his services as Chairman of the Board.

     In addition, under the 1996 and 2000 Directors' Non-Qualified Stock Option Plans, all Non-Employee Directors are entitled to receive an initial grant of options to purchase 1,250 shares of the Company's Common Stock and at each annual meeting of stockholders after their first full year serving as a director, an additional grant of options to purchase 2,500 shares of Common Stock. The option price for all such options is the fair market value of the underlying Common Stock on the date of grant. Options have a ten year term and vest monthly over 12 months. On May 18, 2000, each Non-Employee Director other than Messrs. Levy and Millner was awarded an option to purchase 2,500 shares of Common Stock at a price of $18.00 per share under the 1996 Directors' Non-Qualified Stock Option Plan (the predecessor of the 2000 Plan). Messrs. Levy and Millner received options to purchase 1,250 shares of Common Stock under the 1996 Directors' Non-Qualified Stock Option Plan due to their election as directors on September 20, 2000 and October 4, 2000, respectively. The option price for these options was $14.76 and 14.00 per share, respectively. Upon termination of his employment with the Company on August 11, 2000, Mr. Gainor received options to purchase 1,250 shares of Common Stock under the 1996 Directors' Non-Qualified Stock Option Plan at a price of $14.00 per share.

SEVERANCE AGREEMENTS

     On April 27, 1999, the Company entered into severance agreements with Mr. Millard and Mr. Powers. The severance agreements provide for a lump sum severance payment to the executive in the event that the executive's employment is involuntarily terminated for reasons other than the executive's death, disability or "cause" (defined as certain acts of criminal or civil fraud), or if the executive voluntarily terminates employment for "good reason" (defined as failure to be reelected as an officer of the Company, reduction in base salary, discontinuance of certain incentive or stock option plans or actions materially adversely affecting the executive's participation therein, or failure to honor earned and accrued vacation balances). The severance payment is in an amount equal to two times the executive's annual base salary and targeted base bonus as of the date of the agreement (the "Severance Amount"). Mr. Powers also is entitled to a lump sum severance payment if he voluntarily terminates his employment without "good reason" at any time after the first year of the agreement. In such case, the severance payment is equal to the Severance Amount less the amount of any gain accruing to Mr. Powers after the date of the agreement with respect to stock options granted to him by the Company (whether the grant date is before or after the date of the agreement) through the earlier of the date of exercise or the date of expiration of the option. In addition, in circumstances in which an executive is entitled to a severance payment, the executive also is entitled to receive, for a period of two years after the date of termination, life, disability and health insurance coverage, automobile allowances and other fringe benefits equivalent to those in effect at the date of termination of employment. The agreements require the executive to comply with certain covenants that preclude the executive from competing with the Company or soliciting customers or employees of the Company for a period of two years following termination of employment. Mr. Millard's employment was terminated on October 4, 2000, thereby entitling him to the severance payments reflected in the Summary Compensation Table and the other severance benefits provided for under his agreement. See "Executive Compensation."

     In addition to the agreements discussed in the preceding paragraph, the Company entered into change in control severance agreements with Mr. Millard, Mr. Powers and Mr. Petit. Mr. Millard's agreement terminated upon termination of his employment. These agreements provide that if the executive's employment with the Company terminates following the consummation of a "change in control" for reasons other than the executive's death, disability or retirement, or by the Company for "cause" (as defined in the preceding paragraph), or if the executive terminates employment for "good reason" (which is defined to include the reasons set forth in the preceding paragraph as well as other reasons, such as a reduction in powers and responsibilities or an adverse change in title following a change in control), the executive may elect to receive, in lieu of any severance payments provided in the agreement described in the preceding paragraph, a lump sum severance payment equal to a multiple of the executive's annual base salary and targeted base bonus as of the date of the agreement. The multiple applicable to Mr. Powers is three and the multiple applicable to Mr. Petit is one and one-half. In addition, following termination of employment, the executives are entitled to receive, for a period of three years, in the case of Mr. Powers, and 18 months, in the case of Mr. Petit, all life, disability and health insurance coverage, automobile allowances and other fringe benefits equivalent to those in effect at the date of termination and will be entitled to receive additional amounts, if any, relating to any excise taxes imposed on the executive as a result of Section 280(g) of the Internal Revenue Code of 1986, as amended (the "Code"). The agreements require the executive to comply with certain covenants that preclude the executive from competing with the Company or soliciting customers or employees of the Company for a period following termination of employment equal to the period for which fringe benefits are continued under the applicable agreement.

     On May 16, 2000, the Company entered into a letter agreement with Mr. Koepsell providing for 12 months of severance pay and benefits if the Company terminates Mr. Koepsell's employment for reasons other than "for cause." The letter agreement also provides that if the Company terminates Mr. Koepsell's employment other than "for cause" within 24 months of his hire date, the Company will retain Mr. Koepsell as a consultant on a "prn" basis for the balance of the 24-month period, at compensation to be decided upon at the sole discretion of the Company and deducted from the 12-month severance pay to which he would otherwise be entitled.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the Compensation Committee Report on Corporate Compensation, the Report of the Audit Committee and the Stock Performance Graph shall not be incorporated by reference into any such filings.

            COMPENSATION COMMITTEE REPORT ON CORPORATE COMPENSATION

     The Company's executive compensation program is designed to (1) integrate pay and incentive plans with the Company's strategic goals, so as to align the interests of management with the long-term interests of the Company's stockholders, (2) attract, motivate and retain executives capable of achieving the Company's strategic business goals (3) recognize outstanding individual contributions and (4) provide compensation opportunities that are competitive with those offered by other companies of similar size and performance, especially within the healthcare industry. To achieve these goals, the Company's executive compensation program consists of three elements: (i) base salary, (ii) annual cash bonus, and (iii) long-term incentives in the form of stock options. Each element of compensation has an integral role in the total executive compensation program, including the compensation of the Named Executive Officers.

     In making its compensation determinations, the Compensation Committee evaluates, on both an absolute and relative basis, a variety of Company financial results (including sales, earnings, return on equity, return on assets and balance sheet strength), market share and competitive position, the potential for future growth, the overall importance of the individual to the organization and the individual and group performance of senior management and compensation levels at comparable companies, especially within the healthcare industry. In formulating its determinations, it recognizes and rewards achievements on an annual basis, while emphasizing the value and importance of sustained long-term performance and recognition of developing trends within the healthcare industry. The Compensation Committee reviews information prepared or compiled by the Company, and also draws on the business experience of the individual members of the Compensation Committee.

     Cash Compensation. Officers and other employees are compensated within salary ranges that are generally based on similar positions in companies of comparable size and complexity to the Company. The actual base pay level for each executive officer is based on a combination of experience, performance and other factors that are determined to be important by the Committee. The salary of the executive officers is generally reviewed annually at the beginning of each year, with the amount of any increases based on factors such as Company performance, general economic conditions, marketplace compensation trends and individual performance.

     Cash bonuses for management are paid under the Company's incentive bonus plan (the "MIP Plan"). Bonuses under the MIP Plan are computed as a percentage of year-end base salary. The amount of and entitlement to bonuses paid under the MIP Plan are based upon the performance of the Company in comparison to its operating budget. The Committee determines the participants in the MIP Plan and sets the target bonus levels and performance criteria in the first quarter of each year.

     Stock Options. The Company grants stock options to certain of its management employees, based on guidelines that take salary level, tenure, individual performance rating and importance to the Company into account. Stock options have been granted at exercise prices equal to the market price on the date of grant and typically become exercisable in one of two ways (either (i) based on the financial performance of the Company or (ii) 50% on the third anniversary of the grant and 50% on the fourth anniversary of the grant), and expire on the tenth anniversary.

                                CEO COMPENSATION

     CEO Compensation. Mr. Millard served as the Company's Chief Executive Officer from October 1997 to October 4, 2000. His compensation consisted of the same components as that of other senior executives, namely base salary, bonus and stock options. In establishing Mr. Millard's compensation, the Committee applied the principles outlined above in essentially the same manner as they were applied to the other executives. Based on performance, Mr. Millard's base salary was increased from $390,000 to $410,000 effective March 1, 2000. Also in 2000, Mr. Millard was granted an option to purchase 37,500 shares of the Company's Common Stock.

     Mr. Petit has served as the Company's Chief Executive Officer since October 5, 2000. Mr. Petit's negotiated compensation package was finalized after extensive discussions between the Compensation Committee and the executive search firm the Company engaged to assist in recruiting a new chief executive officer as well as with other candidates for the position, and a review of comparative data of selected peer companies. The Committee believes that Mr. Petit's package meets the Company's compensation goals as stated above. Mr. Petit's initial annual base salary was $400,000, and increased to $430,000 effective March 1, 2001. In addition, upon his acceptance of the position, Mr. Petit was granted options to purchase 38,750 shares of the Company's Common Stock, with the promise of a like grant in February 2001. In addition, the Company made a loan to Mr. Petit in the principal sum of $200,000. The loan bears interest at a rate of 6% per annum and matures on January 1, 2002. If, however, at any time prior to maturity and while Mr. Petit is an employee of the Company, the Company's Common Stock trades at a price that is at least $24 per share and Mr. Petit is still employed by the Company on the maturity date (or his employment was previously terminated due to his death or disability), the principal and interest on the note are forgiven.

                COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

                              Thomas S. Stribling
                                Morris S. Weeden
                              Frederick P. Zuspan

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee is responsible for executive compensation decisions as described above. Since September 20, 2000, the Compensation Committee has consisted of Thomas S. Stribling, Morris S. Weeden and Frederick
P. Zuspan. During the remainder of 2000, the Compensation Committee consisted of Messrs. Weeden and Zuspan. No member of the Compensation Committee is currently or has served as an executive officer or employee of the Company.

               REPORT OF THE AUDIT COMMITTEE AND RELATED MATTERS

REPORT OF THE AUDIT COMMITTEE

     The Board's Audit Committee, currently composed of Richard F. Levy, Jackie
M. Ward and Donald W. Weber, evaluates the independence and performance of the Company's independent accountants, handles relations with the Company's independent accountants and evaluates the integrity of the Company's financial reporting process and its policies and procedures relating to internal accounting functions and controls. This report relates to the activities taken by the Audit Committee in fulfilling such role.

     The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. The Company's management has the primary responsibility for the financial statements and reporting process, including the Company's systems of internal controls. In fulfilling its oversight responsibili-ties, the Audit Committee reviewed and discussed with management the audited financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2000. This review included a discussion of the quality and the acceptability of the Company's financial reporting and controls.

     The Audit Committee also reviewed with the Company's independent accountants, KPMG Peat Marwick LLP ("KPMG"), who are responsible for expressing an opinion on the conformity of the Company's audited financial statements with generally accepted accounting principles, their judgments as to the quality and the acceptability of the Company's financial reporting and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards including Statement on Auditing Standards No. 61. In addition, the Audit Committee received and reviewed the written disclosures and the letter from KPMG required by Independence Standards Board Standard No. 1 and discussed with the independent accountants their independence from management and the Company.

     The Audit Committee further discussed with the Company's independent accountants the overall scope and plans for their 2001 audit. The Audit Committee meets periodically with the independent accountants to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2000 for filing with the Securities and Exchange Commission.

     The foregoing report has been furnished by the Audit Committee of Matria's Board of Directors.

Richard F. Levy
Jackie M. Ward
Donald W. Weber

AUDIT FEES

     KPMG billed the Company $257,500 for professional services rendered for the audit of the Company's annual financial statements for fiscal year 2000 and the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q filed for the first three quarters of 2000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     KPMG rendered no professional services for the design and implementation of financial information systems for the Company during fiscal year 2000.

ALL OTHER FEES OF KPMG

     KPMG billed the Company $221,684 for all professional services rendered during fiscal year 2000 other than audits, reviews and financial information systems design and implementation. The Audit Committee believes that such non-audit services are compatible with maintaining the principal accountant's independence.

     KPMG has been appointed by the Company's Board of Directors to audit the accounts of the Company and its subsidiaries for the fiscal year ending December 31, 2001. A representative of KPMG will be present at the Annual Meeting and will have the opportunity to make a statement and will be available to respond to appropriate questions.

     A copy of the written charter of the Audit Committee of Matria, adopted by the Board of Directors, is attached to this Proxy Statement as Appendix A.

                    2. APPROVAL OF 2001 STOCK INCENTIVE PLAN

     The Board of Directors has approved and recommends that the stockholders of the Company approve the adoption of the Matria Healthcare, Inc. 2001 Stock Incentive Plan (the "2001 Stock Incentive Plan").

Approval of the 2001 Stock Incentive Plan by the stockholders is intended, among other things, to qualify options, stock grants and stock appreciation rights ("SARs") granted under the 2001 Stock Incentive Plan to certain executive officers of the Company as "performance-based compensation," which is not subject to the limits on deductibility of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), described further below, and to enable the Company to grant incentive stock options ("ISOs") under Section 422 of the Code. In addition, the Nasdaq Stock Market, on which shares of the Company's Common Stock are listed, requires stockholder approval of a plan pursuant to which stock may be acquired by officers or directors.

PURPOSE OF THE 2001 STOCK INCENTIVE PLAN

     The Board of Directors believes that stock-based incentives are an important element of the Company's compensation package, particularly for senior employees. The purpose of the 2001 Stock Incentive Plan is to attract and retain selected individuals and provide incentives to selected individuals for increased efforts and successful achievement on behalf of or in the interest of the Company. Persons eligible to participate in the plan are such employees, officers, independent contractors and consultants of the Company or one of its subsidiaries (or future parent companies) as the Stock Option Committee of the Board of Directors (the "Committee"), in its discretion, shall designate from time to time. As of March 30, 2001, the Company employed 926 persons.

SUMMARY OF THE 2001 STOCK INCENTIVE PLAN

     The 2001 Stock Incentive Plan has three components: a stock option component, a stock bonus/stock purchase component and a stock appreciation rights component. The stock option component of the 2001 Stock Incentive Plan provides a means whereby participants are given an opportunity to purchase shares of the Company's Common Stock pursuant to: (i) options that may qualify as ISOs under Section 422 of the Code, or (ii) nonqualified stock options ("NQSOs"). ISOs may be granted only to persons who are employees of the Company or any of its subsidiaries. ISOs may not be granted to any person who, at the time that the ISO is granted owns stock possessing more than 10% of the combined voting power of all classes of the Company's stock or any of the Company's subsidiaries stock ("10% Stockholders"), unless the exercise price of the shares of the Company Common Stock covered by the option is at least 110% of the fair market value of such shares at the date of grant and such ISO by its terms is not exercisable after the expiration of five years from the date of grant.

     Except for ISOs granted to 10% stockholders, ISOs may be granted under the stock option component of the 2001 Stock Incentive Plan for terms up to ten years from the date of grant. Except for ISOs granted to 10% stockholders, the exercise price of ISOs granted under the 2001 Stock Incentive Plan must be at least equal to 100% of the fair market value of the Company's Common Stock as of the date of grant. The exercise price of NQSOs granted under the 2001 Stock Incentive Plan must be at a price determined by the Committee. However, NQSOs granted to the chief executive officer or the four other most highly compensated officers of the Company (referred to herein as "Covered Employees") must have an exercise price which is not less than the fair market value of the shares covered by the option on the date the option is granted.

     The stock bonus/stock purchase component of the 2001 Stock Incentive Plan provides a means whereby participants in the 2001 Stock Incentive Plan may receive bonuses of shares of the Company's Common Stock or the right to purchase shares of the Company's Common Stock, subject to the restrictions, if any, imposed by the Committee. The purchase price for rights to purchase shares of the Company's Common Stock granted under the 2001 Stock Incentive Plan will be at a price determined by the Committee. Stock bonuses may be granted under the 2001 Stock Incentive Plan with such terms and provisions and for such consideration, if any, as may be determined by the Committee.

     The SARs component of the 2001 Stock Incentive Plan provides a means whereby participants may receive compensation based on appreciation in value of the Company's Common Stock after the date of grant. SARs may be granted either separately or in tandem with stock options, as determined by the Committee.

     Although the Company reserves the right to utilize both the stock bonus/stock purchase and SAR components of the 2001 Stock Incentive Plan, the Company, historically has awarded ISOs and NQSOs only, and the Company currently anticipates that this will continue to be its practice. The 2001 Stock Incentive Plan is administered by the Committee. The Committee has broad discretion, subject to the terms of the 2001 Stock Incentive Plan to determine the persons entitled to receive options, stock bonuses, SARs or the right to purchase shares of the Company's Common Stock, the timing, terms and conditions thereof, and the number of shares for which such options, bonuses of stock, SARs and rights to purchase stock may be granted. Payment of the purchase price and any withholding amounts upon the exercise of an option or SARs granted under the 2001 Stock Incentive Plan shall be made in cash or by personal check, certified check, bank draft, or postal or money order; provided that such payment may, in the case of options, at the discretion of the Committee, consist of: (i) shares of the Company's Common Stock; (ii) an irrevocable direction to a broker to sell shares of the Company's Common Stock and deliver all or a portion of the proceeds to the Company in payment of the exercise price; (iii) a promissory note with such terms as the Committee shall approve; or (iv) any combination of the foregoing. Grants made under the 2001 Stock Incentive Plan to Covered Employees (as defined in Section 162(m) of the Code) may be made only by a subcommittee (referred to herein as the "Section 162(m) Subcommittee") of the Committee which is composed solely of two or more "outside directors," as such term is defined in Section 162(m) of the Code and the Regulations thereunder.

     The Company also has the discretion to provide in any stock option, SARs, stock bonus or stock purchase agreement under the 2001 Stock Incentive Plan that, in the event of a change of control or a corporate transaction (or in some cases, the disposition of a subsidiary), any such option or SAR will become immediately exercisable and any stock covered by a stock bonus or stock purchase award will become released from any restrictions on transfer and repurchase or forfeiture rights. Under the 2001 Stock Incentive Plan, a "change of control" occurs upon (i) the acquisition of more than 50% of the voting power of the Company by any person or more than one person acting as a group, or (ii) a change in the composition of the members of the Board over a three-year period or less to include a majority of persons not serving on the Board at the beginning of the period or nominated by such persons. Under the 2001 Stock Incentive Plan, a "corporate transaction" consists of approval by the Stockholders of (i) a merger or consolidation in which the Company is not the surviving entity, (ii) the sale of all or substantially all of the assets of the Company, or (iii) any reverse merger or other acquisition or business combination in which the Company is the surviving entity in which holders of the Company's voting securities prior to the merger do not own at least 50% of the voting power in the Company after the merger.

     Options, stock bonuses and rights to purchase the Company's Common Stock may be granted under the 2001 Stock Incentive Plan to exercise or purchase an aggregate of not more than 250,000 shares of the Company's Common Stock (subject to adjustment to reflect certain transactions). The 2001 Stock Incentive Plan contains a $100,000 limitation on the aggregate fair market value of ISOs which become exercisable in any calendar year. In addition, under the 2001 Stock Incentive Plan, the maximum number of shares of Stock with respect to which SARs or options to acquire Stock may be granted, or sale or bonus grants of Stock may be made, to any individual per calendar year shall not exceed 100,000 shares (subject to adjustment to reflect certain corporate transactions).

     Awards under the 2001 Stock Incentive Plan will be based on guidelines that take salary level, tenure, individual performance rating and importance to the Company into account. Accordingly, future awards ("new plan benefits") under the 2001 Stock Incentive Plan are not determinable at this time. Reference is made to the sections captioned "Executive Compensation," "Stock Options" and "Stock Option Exercises" at pages 8 to 10 of this Proxy Statement for detailed information on stock incentive awards and exercises of such awards by certain executive officers under former and existing stock incentive plans.

     The Board of Directors may at any time amend, suspend or terminate the 2001 Stock Incentive Plan as it deems advisable without stockholder approval (subject to applicable law), but no such amendment, suspension or termination may impair any option or SAR previously granted, and the 2001 Stock Incentive Plan cannot be amended without stockholder approval to materially increase the number of shares of Common Stock available under the plan or to materially modify the eligibility requirements for participation in the plan, reprice any option by lowering the option exercise price of a previously granted award, or cancel outstanding options with subsequent replacement, or regrants of options with lower exercise prices.

INCOME TAX CONSEQUENCES

     Incentive Stock Options. If an option under the 2001 Stock Incentive Plan is treated as an ISO, the optionee generally recognizes no regular taxable income as the result of the grant or exercise of the option. However, an amount equal to the difference between the fair market value of the stock on the date of exercise and the exercise price is classified as an item of alternative minimum taxable income in the year of exercise for purposes of the alternative minimum tax.

     The Company will not be allowed a deduction for federal income tax purposes in connection with the grant or exercise of an ISO, regardless of the applicability of the alternative minimum tax to the optionee. The Company will be entitled to a deduction, however, to the extent that ordinary income is recognized by the optionee upon a disqualifying disposition (see below).

     Upon a sale or exchange of the shares at least two years after the grant of an ISO and one year from exercise of the option, gain or loss will be recognized by the optionee equal to the difference between the sale price and the exercise price. Such gain or loss will be characterized for federal income tax purposes as long-term capital gain or loss. The Company is not entitled to any deduction under these circumstances.

     If an optionee disposes of shares acquired upon exercise of an ISO prior to completion of either of the above holding periods, the optionee will have made a "disqualifying disposition" of the shares. In such event, the optionee will recognize ordinary income at the time of disposition equal to the difference between the exercise price and the lower of the fair market value of the stock at the date of the option exercise or the sale price of the stock. The Company generally will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee on a disqualifying disposition if the optionee's total compensation is deemed reasonable in amount.

     The optionee also will recognize capital gain or loss on such disqualifying disposition in an amount equal to the difference between (i) the amount realized by the optionee upon such disqualifying disposition of the stock and (ii) the exercise price, increased by the total amount of ordinary income, if any, recognized by the optionee upon such disqualifying disposition (as described in the second sentence of the preceding paragraph). Any such capital gain or loss resulting from a disqualifying disposition of shares acquired upon exercise of an ISO will be long-term capital gain or loss if the shares with respect to which such gain or loss is realized have been held for more than 12 months.

     Nonqualified Stock Options. An optionee generally recognizes no taxable income as the result of the grant of an NQSO, assuming that the option does not have a readily ascertainable fair market value at the time it is granted (which is usually the case with plans of this type). Upon exercise of an NQSO, an optionee will normally recognize ordinary compensation income for federal tax purposes equal to the excess, if any, of the then fair market value of the shares over the exercise price. Optionees who are employees will be subject to withholding with respect to income recognized upon exercise of a NQSO.

     The Company will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the exercising optionee, so long as the optionee's total compensation is deemed reasonable in amount.

     Upon a sale of shares acquired pursuant to the exercise of an NQSO, any difference between the sale price and the fair market value of the shares on the date of exercise will be treated as capital gain or loss, and will qualify for long-term capital gain or loss treatment if the shares have been held for more than 12 months.

     Stock Bonus/Stock Purchase. The federal income tax treatment of individuals who receive property in connection with the performance of services is governed by Section 83 of the Code. That section requires that the recipient of the property recognize income from the transfer in an amount equal to the excess of the fair market value of the property received over the amount (if any) paid for the property. Income is recognized by the recipient in the first year in which the rights of the recipient to the property become "vested," i.e., are transferable or are no longer subject to a substantial risk of forfeiture, whichever occurs first. The income is taxable at ordinary income rates and (in the case of participating individuals who are employees) is subject to withholding of income and applicable employment taxes at the time of vesting.

     Under the 2001 Stock Incentive Plan, participating individuals may or may not pay any consideration for stock transferred to them under the stock bonus/stock purchase component of the Plan, and the stock transferred may or may not be subject to restrictions. If stock is granted to a recipient without restrictions, the recipient will recognize ordinary income (calculated as described in the preceding paragraph) in the recipient's taxable year in which the stock is granted.

     If stock granted under the 2001 Stock Incentive Plan is nontransferable and subject to a substantial risk of forfeiture, then (unless an election is made under Section 83(b) of the Code, as described in the next paragraph), recipients of stock will recognize taxable income as of each date on which they become vested in stock received under the 2001 Stock Incentive Plan in the amount of the fair market value of the stock then vesting (less the amount, if any, paid for such stock).

     Participating individuals may elect under Section 83(b) of the Code to report as taxable income in the year of award an amount equal to the stock's fair market value at the date of award (less the amount, if any, paid for such stock). If such an election is made, the electing employee is not required thereafter to report any further compensation income upon becoming vested in the stock covered by the election. Such an election must be made within 30 days of receipt of the stock. Such election may not be revoked except with the consent of the Internal Revenue Service. Participating individuals making this election who are employees will be subject to withholding with respect to the taxable income they recognize at the time the stock is awarded to them.

     The Company will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the participating individuals, so long as the individual's total compensation is deemed reasonable in amount. Dividends paid on stock transferred under the 2001 Stock Incentive Plan are generally treated as additional compensation prior to vesting, but are treated as true dividends after vesting (or after a Section 83(b) election). Dividends are not deductible by the Company.

     Participating individuals will recognize gain upon the disposition of their stock equal to the excess of (a) the amount realized on such disposition over
(b) the ordinary income recognized with respect to their stock under the principles set forth above (plus the amount, if any, paid for such stock). That gain will be taxable as long or short term capital gain depending on the period held.

     If a participating individual disposes of his or her stock for an amount less than the amount of ordinary income recognized with respect to the stock (plus the amount, if any, paid with respect to the stock), he or she will generally recognize a capital loss (long or short-term, depending on the holding period) equal to the difference between any ordinary income recognized with respect to the stock under the principles described previously (plus the amount, if any, paid for the stock) and the amount realized upon disposition of the stock. If a participating individual forfeits unvested stock with respect to which no Section 83(b) election has been made upon termination of employment, he or she will generally recognize ordinary income or loss equal to the difference between the amount, if any, paid by the employee for the stock and the amount received as a result of the forfeiture. If a participating individual forfeits unvested stock with respect to which a Section 83(b) election has been made upon termination of employment, he or she will generally recognize a capital gain or loss equal to the difference between the amount, if any, paid by the employee for the stock and the amount received as a result of the forfeiture, but no loss or deduction is allowed with respect to the amount previously included in income as a result of the Section 83(b) election.

     SARs. Recipients of SARs generally should not recognize income until such rights are exercised. Upon exercise, the participating individual will normally recognize ordinary compensation income for federal income tax purposes equal to the amount of cash and the fair market value of stock, if any, received upon such exercise. Participating individuals who are employees will be subject to withholding with respect to income recognized upon exercise of SARs.

     The Company will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the participating individual, so long as the individual's total compensation is deemed reasonable in amount.

     Participating individuals will recognize gain upon the disposition of any stock received on exercise of SARs equal to the excess of (a) the amount realized on such disposition over (b) the ordinary income recognized with respect to such stock under the principles set forth above. That gain will be taxable as long or short term capital gain depending on whether the stock was held for at least 12 months.

     Section 162(m) of the Code. Under Section 162(m) of the Code, compensation paid to any Covered Employee is potentially nondeductible by the Company to the extent that it exceeds $1,000,000. However, certain "performance-based compensation" is exempt from the $1,000,000 cap on deductibility. The 2001 Stock Incentive Plan contains provisions designed to qualify options and SARs granted thereunder to Covered Employees as "performance-based compensation" under
Section 162(m). These provisions include the following: (1) grants to Covered Employees are made only by the Section 162(m) Subcommittee; (2) the 2001 Stock Incentive Plan states a maximum number of shares with respect to which options or SARs may be granted to any individual per calendar year; (3) in the case of grants to Covered Employees, the option exercise price must be at least equal to the fair market value of the stock on the date the option is granted; and (4) the effectiveness of grants to Covered Employees is contingent upon stockholder approval of the 2001 Stock Incentive Plan.

MARKET PRICE OF THE COMMON STOCK

     The closing price of the Company's Common Stock as reported on the Nasdaq National Market System was $14.00 per share on April 6, 2001. As of such date, the aggregate market value of the 250,000 shares of Common Stock issuable under the 2001 Stock Incentive Plan was $3,500,000.

TEXT OF THE PLAN

     The preceding summary of the 2001 Stock Incentive Plan is qualified in its entirety by reference to the complete text of the 2001 Stock Incentive Plan which is set forth in Appendix B to this Proxy Statement.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ADOPTION OF THE
                           2001 STOCK INCENTIVE PLAN

    3. PROPOSAL TO AMEND THE 2000 DIRECTORS' NON-QUALIFIED STOCK OPTION PLAN

     On February 23, 2000, the Board of Directors of the Company adopted the 2000 Directors' Non-Qualified Stock Option Plan (the "Directors' Plan" or the "Plan") and the stockholders of the Company approved the Plan on May 18, 2000.

     On April 24, 2001, the Board of Directors approved amendments to the Directors' Plan, subject to stockholder approval, to (i) increase the number of shares of Common Stock for which the directors receive annual option grants from 2,500 shares to 3,750 shares and (ii) to increase the number of shares reserved for issuance from 62,500 shares to 112,500 shares. The Board adopted the amendments to enhance the Company's ability to obtain and maintain the services of knowledgeable and independent directors on the Company's Board of Directors, to provide an additional incentive for such directors to continue to serve on the Board and to give them a greater interest as stockholders in the success of the Company.

     At the Annual Meeting, the stockholders are being requested to consider and approve the foregoing amendments to the Directors' Plan in accordance with the requirements of the Nasdaq Stock Market.

PURPOSE OF THE DIRECTORS' PLAN

     The purpose of the Directors' Plan is to attract qualified individuals to serve as members of the Board, to provide additional performance incentives to such individuals and to encourage their continued service on the Board.

SUMMARY OF THE DIRECTORS' PLAN

     The major provisions of the Plan are as follows:

     Eligibility. Under the Directors' Plan, each Non-Employee Director is eligible to receive a non-qualified stock option to purchase 1,250 shares of the Company's Common Stock (an "Initial Grant") upon his or her first election or appointment to the Board of Directors. The Company currently has nine non-employee directors. In addition, the Directors' Plan currently provides that each Non-Employee Director who is a director immediately prior to an annual meeting of the Company's stockholders and who continues to be a director after such meeting will be granted an option to purchase 2,500 shares of the Company's Common Stock (a "Subsequent Grant"), provided that no Subsequent Grant will be made to any Non-Employee Director who has not served as an outside director of the Company as of the time of such annual meeting, for at least one year. Each Subsequent Grant will be made available on the date of the annual shareholder's meeting in question.

     Number of Shares. As of April 24, 2001, no options to purchase shares of the 62,500 shares reserved under the Directors' Plan were outstanding. On May 24, 2001, options to purchase an aggregate of 22,500 shares will be automatically granted under the Directors' Plan (including the increase of the Subsequent Grant submitted for approval at the Annual Meeting). See "Compensation of Directors" for a discussion of options granted under the 1996 Directors' Non-qualified Stock Option Plan. The proposed amendments to the Directors' Plan would increase the number of shares of Common Stock underlying Subsequent Grant options to Non-Employee Directors who have served as such for at least one year from 2,500 shares to 3,750 shares and would increase the number of shares reserved for issuance under the Plan from 62,500 shares to 112,500 shares, subject to adjustment to reflect certain transactions.

     Option Price. The exercise price per share of each option granted under the Directors' Plan is the fair market value of the Company's Common Stock on the date the option is granted.

     Time and Manner of Exercise. Options granted under the Directors' Plan vest monthly over the 12 months from the date of grant, subject to earlier vesting upon a change in control or corporate transaction. Under the Plan, a "change of control" occurs upon (i) the acquisition of more than 50% of the voting power of the Company by any person, or (ii) a change in the composition of the members of the Board over a three-year period to include a majority of persons not serving on the Board at the beginning of the period or nominated by such persons. Under the Directors' Plan, a "corporate transaction" consists of approval by the stockholders of (i) a merger or consolidation in which the Company is not the surviving entity, (ii) the sale of all or substantially all of the assets of the Company, or (iii) any reverse merger in which the Company is the surviving entity in which holders of the Company's voting securities prior to the merger do not own at least 50% of the voting power in the Company after the merger.

     Term of Options. Each option terminates ten years from the date of grant. Options also terminate no later than three months from the date service on the Board is discontinued, except that, in the event of death or disability (as defined in the Plan), the option will terminate no later than 12 months following the date of such death or disability.

     Payment. Payment of the exercise price upon exercise of any option shall be made in cash or check; provided, however, that the Board, in its sole discretion, may permit an optionee to pay the option price in whole or in part
(i) with shares of stock owned by the optionee or with shares of stock withheld from the shares otherwise deliverable to the optionee upon exercise of an option (in each case only to the extent that such an exercise of the option would not result in an accounting compensation charge with respect to the shares used to pay the option price); (ii) by delivery on a form prescribed by the Company of an irrevocable direction to a securities broker approved by the Company to sell shares of stock and deliver all or a portion of the proceeds to the Company in payment for the stock; (iii) by delivery of the optionee's promissory note with such recourse, interest, security and redemption provisions as the Board in its discretion determines appropriate or (iv) in any combination of the foregoing. Any stock used to exercise options shall be valued at its fair market value on the date of the exercise of the option.

     Termination and Changes to the Plan. The Board of Directors may suspend, terminate or amend the Directors' Plan from time to time in any manner; provided that no such action without the approval of the stockholders of the Company may increase the number of shares subject to the Directors' Plan (except as contemplated by the express terms of the Directors' Plan) or any option previously granted, extend the maximum period during which options may be exercised, materially increase the benefits of the Plan, reprice any option by lowering the option exercise price of a previously granted award, or cancel outstanding options with subsequent replacement, or regrants of options with lower exercise prices.

FEDERAL INCOME TAX CONSEQUENCES OF THE DIRECTORS' PLAN

     An optionee generally recognizes no taxable income as the result of the grant of an option, assuming that the option does not have a readily ascertainable fair market value at the time it is granted (which is usually the case with plans of this type). Upon exercise of an option, an optionee will normally recognize ordinary compensation income for federal tax purposes equal to the excess, if any, of the then fair market value of the shares over the exercise price.

     The Company will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the exercising optionee, so long as the optionee's total compensation is deemed reasonable in amount.

     Upon a sale of shares acquired pursuant to the exercise of an option, any difference between the sale price and the fair market value of the shares on the date of exercise will be treated as capital gain or loss, and will qualify for long-term capital gain or loss treatment if the shares have been held for more than 12 months.

NEW PLAN BENEFITS

     The benefits set forth below will be received by each of the following individuals under the Directors' Plan:

                                                              NUMBER OF OPTIONS
NAME AND POSITION                                               GRANTED/YEAR      EXERCISE PRICE
-----------------                                             -----------------   ---------------
Named Executive Officers....................................    Not eligible            N/A
Executive Officers as a group...............................    Not eligible            N/A
Non-executive Directors as a group..........................          22,500      Market Price on
                                                                                  May 24, 2001
Non-executive Officer Employees as a group..................    Not eligible            N/A

     Of this year's nominees for Class III Directors, Messrs. Weber and Weeden will each receive options to purchase 3,750 shares of Common Stock during each year they serve as a director of the Company.

MARKET PRICE OF THE COMMON STOCK

     The closing price of the Common Stock as reported on the Nasdaq National Market was $14.00 per share on April 6, 2001. As of such date, the aggregate market value of the shares of Common Stock reserved for issuance under the Directors' Plan (assuming the 50,000 shares submitted for approval at the upcoming Annual Meeting) was $1,575,000.

PLAN BENEFITS

     The only persons eligible to receive options under the Directors' Plan are Non-Employee Directors. As of April 24, 2001, no options had been granted to the Company's Non-Employee Directors under the Plan.

   THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ADOPTION OF THE
       AMENDMENTS TO THE 2000 DIRECTORS' NON-QUALIFIED STOCK OPTION PLAN

                               PERFORMANCE GRAPH

     The following graph shows a comparison of cumulative total returns for the periods indicated for the Company, the S&P 500 Index and the S&P Healthcare Composite Index. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 at April 1, 1996 (the first day of the first full month of trading of the Common Stock of the Company), and that all dividends (there were none) were reinvested. The Company has paid no dividends during such time period. The Company's Common Stock commenced trading on March 8, 1996, closing at a price of $8.875 on that date and $8.375 on April 1, 1996.

                                                 MATRIA HEALTHCARE, INC.          S&P 500 INDEX         S&P HEALTHCARE COMPOSITE
                                                 -----------------------          -------------         ------------------------
April 1, 1996                                            $100.00                     $100.00                     $100.00
1996                                                       56.72                      116.70                      116.23
1997                                                       67.17                      155.63                      167.04
1998                                                       34.33                      200.11                      240.90
1999                                                       49.26                      242.22                      221.04
2000                                                       28.73                      220.17                      300.50

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Mr. Carl E. Sanders, a director of the Company, is also the Chairman of Troutman Sanders LLP, a law firm based in Atlanta, Georgia, which provided certain legal services to the Company in fiscal year 2000 and is expected to be retained by the Company in the future.

     Mr. Mark J. Gainor, a director of the Company, is also the President and Chief Executive Officer of Lucor Holdings, LLC, which entered into an agreement with the Company, effective January 19, 1999, to provide management services to the Company's diabetes supplies and services division. The agreement terminated on December 31, 2000. Management fees during 2000 were $250,000.

     Mr. Gainor indirectly owns a controlling interest in and is the President and Chief Executive Officer of Gainor Medical Management, L.L.C. ("Gainor Medical"), and SZ Investments, L.L.C. ("SZI"), a company controlled by Mr. Sam Zell, owns a minority interest in Gainor Medical. Mr. Gainor also serves on Gainor Medical's Management Committee.

     On January 19, 1999, pursuant to the Company's acquisition of its diabetes business from Gainor Medical, the Company entered into a five year standstill agreement (the "Standstill Agreement") with Mr. Gainor and SZI which allows Mr. Gainor and SZI to increase their stock ownership in the Company to an aggregate of up to 35% of the Company's Common Stock, on a fully diluted basis, subject to a requirement that they refrain from any attempt to gain control of the Company during the term of the Standstill Agreement. Pursuant to this transaction, the Company amended its shareholder rights plan to permit the acquisition of shares by Mr. Gainor, SZI and their respective affiliates and permitted transferees within the limits set forth in the Standstill Agreement. The acquisition agreement also provided for the issuance to Gainor Medical by the Company in the year 2000 of up to $35 million of additional contingent purchase price based on 1999 performance of the acquired companies.

     As of December 31, 1999, the Company estimated that approximately $13 million of the additional contingent purchase price would be earned, and such amount is reflected as additional goodwill and long-term debt on the Company's consolidated balance sheet for the year ended December 31, 1999. In the first quarter of 2000, the Company completed its financial review and computed the additional contingent purchase price to be $13,963,459. The contingent purchase price was paid by the issuance of subordinated notes to the sellers in 2000. These notes bear an interest rate of 12% per annum, 8% to be paid quarterly and 4% accruing to maturity, and require principal payments in the amount of one-third of the original note amount on the third, fourth and fifth anniversaries of the notes.

     Mr. Petit has an outstanding note payable to the Company in the principal sum of $200,000. See "CEO Compensation".

     In 2000, the Company entered into a series of agreements with MarketRing.com ("MarketRing"), a privately held company located in the Atlanta area. Mr. Petit and Mr. Weber are members of the Board of Directors of MarketRing and they are beneficial owners of approximately 14% and 2%, respectively, of MarketRing's outstanding common stock. In addition, Carl E. Sanders and Thomas S. Stribling each own a small percentage (less than 1%) of MarketRing's common stock. Pursuant to the agreements, Matria licenses from MarketRing certain software, and MarketRing provides certain software development and website hosting services to the Company. Up to this point, the services primarily relate to the development of the HerHealthcare.com Internet community, which supports websites for OB/GYN physicians. This Internet community is managed by Matria and MarketRing for the support of the Company's Women's Health division activities. Payments to MarketRing under the agreements in 2000 totaled $304,018. Hosting and maintenance fees payable to MarketRing in 2001 will approximate $150,000. In 2001, the Company has paid development fees of $445,706. Future development fees will vary depending on the amount of development efforts the Company undertakes.

                  STOCKHOLDER PROPOSALS AT THE COMPANY'S NEXT
                         ANNUAL MEETING OF STOCKHOLDERS

     The 2002 Annual Meeting of Stockholders (the "2002 Annual Meeting") is anticipated to be held in June 2002. Under the Company's Amended and Restated Bylaws, a notice of intent of a stockholder to bring a proposal (other than a director nomination) before the 2002 Annual Meeting must comply with the requirements of the Company's bylaws and must be received by the Company no later than December 28, 2001 in order to be presented for a vote at the meeting. However, if the 2002 Annual Meeting is held on a date more than 30 days before or after May 24, 2002, notice of a stockholder proposal (other than a director nomination), to be timely, must be received by the Company within a reasonable time before the Company begins to print and mail proxy materials. If timely delivered to the Secretary, such proposals may be included in the Company's Proxy Statement for the 2002 Annual Meeting, provided the proponent(s) satisfies all applicable rules of the Securities and Exchange Commission relating to stockholder proposals.

     A director nomination by a stockholder will also only be considered at the 2002 Annual Meeting if received by the Company no later than December 28, 2001. However, if the 2002 Annual Meeting is held on a date more than 30 days before or after May 24, 2002, notice of a director nomination must be received not less than 60 nor more than 75 days prior to the meeting; provided that in the event less than 70 days notice or prior public disclosure of the meeting is given or made to stockholders, notice of such nomination must be received by the tenth day following the earlier of public disclosure or mailing of notice of the date of the meeting.

     The Company will furnish copies of the bylaw provisions which set forth the requirements for a stockholder's notice of intent to present proposals upon written request to the Secretary of the Company at the address set forth in the following sentence.

     Notices of intention to present proposals at the 2002 Annual Meeting or requests in connection therewith should be addressed to Matria Healthcare, Inc., 1850 Parkway Place, Marietta, Georgia 30067, Attention: Corporate Secretary.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, (the "Act") requires the Company's directors and executive officers and persons who own more than ten percent of a registered class of the Company's equity securities to file reports with the SEC regarding beneficial ownership of Common Stock and other equity securities of the Company. To the Company's knowledge, based solely on a review of copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2000, all officers, directors and greater than ten percent beneficial owners complied with the Section 16(a) filing requirements of the Act in all instances except for late filings with respect to the dispositions of Common Stock in two instances by Frederick P. Zuspan by gift and open market sale.

                     ANNUAL REPORT AND FINANCIAL STATEMENTS

     The Company will furnish without charge a copy of its Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2000, including financial statements and schedules, to any record or beneficial owner of its Common Stock as of April 6, 2001 upon written or oral request of such person. Requests for such copies should be directed to:

                                Matria Healthcare, Inc.
                                1850 Parkway Place
                                Marietta, Georgia 30067
                                Attention: Corporate Secretary
                                (770) 767-4500

     If the person requesting the Form 10-K was not a stockholder of record on April 6, 2001, the request must include a representation that such person was a beneficial owner of the Common Stock on that date. Copies of any exhibit(s) to the Form 10-K will be furnished on request and upon the payment of the Company's expenses in furnishing such exhibit(s).

                                    GENERAL

     Management does not know of any other business to come before the 2001 Annual Meeting. If, however, other matters do properly come before the 2001 Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                          Roberta L. McCaw
                                          Secretary

April 26, 2001

                                                                      APPENDIX A

                            MATRIA HEALTHCARE, INC.

                         CHARTER OF THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS

                              ADOPTED MAY 18, 2000

                                   ARTICLE I

                                    PURPOSE

     The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

          Monitor the integrity of the Company's financial reporting process and system of internal controls regarding finance and accounting compliance.

          Monitor the independence and performance of the Company's independent auditors.

          Provide an avenue of communication among the independent auditors, management and the Board of Directors.

     The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting or other consultants or experts that it deems necessary in the performance of its duties.

                                   ARTICLE II

                    AUDIT COMMITTEE COMPOSITION AND MEETINGS

     The Audit Committee shall be comprised of at least three directors as determined by the Board, each of whom shall be independent and free from any relationship which, in the opinion of the Board, would interfere with the exercise of his or her independent judgment in carrying out the responsibilities of a director and an Audit Committee member. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

     The Audit Committee members shall be appointed by the Board. If an Audit Committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

     The Committee shall meet at least two times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or outside auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

                                  ARTICLE III

                  AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES

REVIEW PROCEDURES

     Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

     Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices and judgments.

     Discuss with the management and the independent auditors the integrity of the Company's financial reporting processes and controls. Review significant findings prepared by the independent auditors together with management's responses.

     Review should include discussion with the independent auditors any significant changes to the Company's accounting principles and any other items communicated by the independent auditors in accordance with SAS 61.

INDEPENDENT AUDITORS

     The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

     Approve the fees and other significant compensation to be paid to the independent auditors.

     On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence. The independent auditors shall submit to the Company annually a formal written statement delineating all relationships between the outside auditors and the Company ("Statement as to Independence"), addressing at least the matters set forth in Independence Standards Board No. 1.

     Review the independent auditors' engagement letter -- discuss scope, staffing, locations, reliance upon management and general audit approach.

     Consider the independent auditor's judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

OTHER AUDIT COMMITTEE RESPONSIBILITIES

     Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

     Perform any other activities consistent with this Charter, the Company's by-laws and governing law, as the Committee or the Board deems necessary or appropriate.

     Periodically report to the Board of Directors on significant results of the foregoing activities.

                                                                      APPENDIX B

                            MATRIA HEALTHCARE, INC.

                           2001 STOCK INCENTIVE PLAN

1. Establishment, Purpose, and Definitions.

     (a) Matria Healthcare, Inc. (the "Company") hereby adopts the Matria Healthcare, Inc. 2001 Stock Incentive Plan (the "Plan").

     (b) The purpose of the Plan is to allow the Company to attract and retain eligible individuals (as defined in Section 5 below) and to provide incentives to such individuals for their services, increased efforts, and successful achievements on behalf of or in the interests of the Company and its Affiliates and to maximize the rewards due them for those efforts and achievements. The Plan provides employees (including officers and directors who are employees) of the Company and of its Affiliates an opportunity to purchase shares of common stock, $0.01 par value per share, of the Company (the "Stock") pursuant to options which may qualify as incentive stock options (referred to as "incentive stock options") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and employees, officers, independent contractors, and consultants of the Company and of its Affiliates an opportunity to purchase shares of Stock pursuant to options which are not described in Sections 422 or 423 of the Code (referred to as "non-qualified stock options"). The Plan also provides for the sale or bonus grant of Stock to eligible individuals in connection with the performance of services for the Company or its Affiliates. Finally, the Plan authorizes the grant of stock appreciation rights ("SARs"), either separately or in tandem with stock options, entitling holders to cash compensation measured by appreciation in the value of the Stock.

     (c) The term "Affiliate" as used in the Plan means parent or subsidiary corporations of the Company, as defined in Sections 424(e) and (f) of the Code (but substituting "the Company" for "employer corporation"), including parents or subsidiaries of the Company that become such after adoption of the Plan.

2. Administration of the Plan.

     (a) The Plan shall be administered by the Board of Directors of the Company (the "Board"). Subject to Section 2(f) below, the Board may delegate the responsibility for administering the Plan to a committee, under such terms and conditions as the Board shall determine (the "Committee"). To the extent necessary to exempt transactions under the Plan from Section 16(b): (i) the Committee shall consist of at least (a) two (2) members of the Board or (b) such lesser number of members of the Board as permitted by Rule 16b-3; and (ii) each member of the Committee shall be a Non-Employee Director (as defined in Rule 16b-3), or grants and awards under the Plan to persons subject to Section 16 of the Exchange Act ("Insiders") shall be determined by a subcommittee consisting solely of Non-Employee Directors or by the full Board. Members of the Committee shall serve at the pleasure of the Board. The Committee shall select one of its members as chair of the Committee and shall hold meetings at such times and places as it may determine. A majority of the Committee shall constitute a quorum, and acts of the Committee at which a quorum is present, or acts reduced to or approved in writing by all members of the Committee, shall be the valid acts of the Committee. If the Board does not delegate administration of the Plan to the Committee, then each reference in this Plan to the "Committee" shall be construed to refer to the Board.

     (b) The Committee shall determine which eligible individuals (as defined in Section 5 below) shall be granted options under the Plan, the timing of such grants, the terms thereof (including any restrictions on the Stock, and the number of shares subject to such options.

     (c) The Committee shall also determine which eligible individuals (as defined in Section 5 below) shall be granted or issued SARs or Stock (other than pursuant to the exercise of options) under the Plan, the timing of such grants or issuances, the terms thereof (including any restrictions and the consideration, if any, to be paid therefor), and the number of shares or SARs to be granted.

     (d) The Committee may amend the terms of any outstanding option or SAR granted under this Plan, but any amendment that would adversely affect the holder's rights under an outstanding option or SAR shall not be made without the holder's written consent. The Committee may, with the holder's written consent, cancel any outstanding option or SAR or accept any outstanding option or SAR in exchange for a new option, SAR, or Stock under the Plan on such terms determined by the Committee. The Committee also may amend any stock purchase agreement or stock bonus agreement relating to sales or bonuses of Stock under the Plan, but any amendment that would adversely affect the individual's rights to the Stock shall not be made without his or her written consent. Notwithstanding the foregoing, without the prior approval of the Company's shareholders sufficient to approve the Plan in the first instance: the Committee shall not reprice any option by lowering the option exercise price of a previously granted award, or by cancellation of outstanding options with subsequent replacement, or regrant of options with lower exercise prices.

     (e) The Committee shall have the sole authority, in its absolute discretion, to adopt, amend, and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan, to construe and interpret the Plan, the rules and regulations, and the instruments evidencing options, SARs, or Stock granted or issued under the Plan, and to make all other determinations deemed necessary or advisable for the administration of the Plan. All decisions, determinations, and interpretations of the Committee shall be binding on all participants.

     (f) Notwithstanding the foregoing provisions of this Section 2, grants of options or SARs or Stock to any "Covered Employee," as such term is defined by
Section 162(m) of the Code, shall be made only by a subcommittee of the Committee which, in addition to meeting other applicable requirements of this
Section 2, is composed solely of two (2) or more outside directors within the meaning of Section 162(m) of the Code and the regulations thereunder (the "Subcommittee"), to the extent necessary to qualify such grants as "performance-based compensation" under Section 162(m) of the Code and the regulations thereunder. In the case of grants to Covered Employees, references to the "Committee" shall be deemed to be references to the Subcommittee, as specified above.

     3. Fair Market Value. Where this Plan uses the term "fair market value" in connection with the Stock, such fair market value shall be determined by the Committee as follows:

     (a) If the Stock is listed on any established stock exchange or a national market system, including, without limitation, the NASDAQ National Market, its fair market value shall be the closing selling price for such stock on the principal securities exchange or national market system on which the Stock is at the time listed for trading. If there are no sales of Stock on that date, then the closing selling price for the Stock on the next preceding day for which such closing price is quoted shall be determinative of fair market value; or

     (b) If the Stock is not traded on an exchange or national market system, its fair market value shall be determined in good faith by the Committee, and such determination shall be conclusive and binding on all persons.

     4. Stock Subject to the Plan.

     (a) Subject to adjustment pursuant to Section 4(c) below, the aggregate number of shares of Stock available for issuance under the Plan and during the life of the Plan shall be 250,000 shares of Stock (subject to adjustment pursuant to Section 4(c) below).

     (b) If an option is surrendered or for any other reason ceases to be exercisable in whole or in part, the shares of Stock that were subject to such option, but as to which the option had not been exercised, shall continue to be available under the Plan. Any shares of Stock forfeited to the Company pursuant to the terms of agreements evidencing sales or bonus grants under the Plan shall continue to be available under the Plan.

     (c) If there is any change in the Stock through merger, consolidation, reorganization, recapitalization, reincorporation, stock split, stock dividend (in excess of two percent (2%)), or other change in the corporate structure of the Company, appropriate adjustments shall be made by the Committee in order to preserve but not to increase the benefits to the outstanding options, SARs and stock purchase or stock bonus awards under the Plan, including adjustments to the aggregate number and kind of shares subject to the Plan, or to outstanding stock purchase or stock bonus agreements, or SAR agreements, and the number and kind of shares and the price per share subject to outstanding options.

     5. Eligible Individuals. Individuals who shall be eligible to have granted to them options, SARs, or Stock under the Plan shall be such employees, officers, independent contractors, and consultants of the Company or an Affiliate as the Committee, in its discretion, shall designate from time to time. Notwithstanding the foregoing, only employees of the Company or an Affiliate (including officers and directors who are bona fide employees) shall be eligible to receive incentive stock options.

     6. Terms and Conditions of Options and SARs.

     (a) Each option granted pursuant to the Plan will be evidenced by a written stock option agreement executed by the Company and the person to whom such option is granted.

     (b) The Committee shall determine the term of each option granted under the Plan; provided, however, that the term of an incentive stock option shall not be for more than ten (10) years and that, in the case of an incentive stock option granted to a person possessing more than ten percent (10%) of the combined voting power of the Company or an Affiliate, the term of each incentive stock option shall be no more than five (5) years.

     (c) In the case of incentive stock options, the aggregate fair market value (determined as of the time such option is granted) of the Stock with respect to which incentive stock options are exercisable for the first time by an eligible employee in any calendar year (under this Plan and any other plans of the Company or its Affiliates) shall not exceed $100,000. If the aggregate fair market value of stock with respect to which incentive stock options are exercisable by an optionee for the first time during any calendar year exceeds $100,000, such options shall be treated as non-qualified options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking options into account in the order in which they were granted.

     (d) The exercise price of each incentive stock option shall be not less than the per share fair market value of the Stock subject to such option on the date the option is granted. The exercise price of each non-qualified stock option shall be as determined by the Committee. Notwithstanding the foregoing,
(i) in the case of an incentive stock option granted to a person possessing more than ten percent (10%) of the combined voting power of the Company or an Affiliate, the exercise price shall be not less than one hundred ten percent (110%) of the fair market value of the Stock on the date the option is granted; and (ii) in the case of an option granted to a Covered Employee, the exercise price shall be not less than the per share fair market value of the Stock subject to such option on the date the option is granted. The exercise price of an option or SAR shall be subject to adjustment to the extent provided in
Section 4(c) above, but, in the case of a grant to a Covered Employee, only to the extent such adjustment does not cause the grant to fail to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code and the regulations thereunder.

     (e) The Committee may, under such terms and conditions as it deems appropriate, authorize the issuance of SARs evidenced by a written SAR agreement (which, in the case of tandem options, may be part of the option agreement to which the SAR relates) executed by the Company and the person to whom the SARs are granted. The SAR agreement shall specify the term for the SARs covered thereby, the cash amount payable or securities issuable upon exercise of the SAR, and contain such other terms, provisions, and conditions consistent with this Plan, as may be determined by the Committee.

     (f) Payment of the purchase price and any withholding amounts pursuant to
Section 11 upon the exercise of any option or SAR granted under this Plan shall be made in cash or by optionee's personal check, a certified check, a bank draft, or a postal or express money order payable to the order of the Company in lawful money of the United States; provided, however, that the Committee, in its sole discretion, may permit an optionee to pay the option price and any such withholding amounts in whole or in part (i) with shares of Stock owned by the optionee (provided that any shares of stock tendered for payment shall have been owned for a period of six (6) months, or such other period as in the opinion of the Committee shall be sufficient to avoid an accounting compensation charge with respect to the shares used to pay the option price); (ii) by delivery on a form prescribed by the Committee of an irrevocable direction to a securities broker approved by the

Committee to sell shares of Stock and deliver all or a portion of the proceeds to the Company in payment for the Stock; (iii) by delivery of the optionee's promissory note with such recourse, interest, security, and redemption provisions as the Committee in its discretion determines appropriate; or (iv) in any combination of the foregoing. Any Stock used to exercise options shall be valued at its fair market value on the date of the exercise of the option.

     (g) In the event that the exercise price is satisfied by shares withheld from the shares of Stock otherwise deliverable to the optionee, the Committee may issue the optionee an additional option, with terms identical to the option agreement under which the option was exercised, entitling the optionee to purchase additional shares of Stock equal to the number of shares so withheld but at an exercise price equal to the fair market value of the Stock on the grant date of the new option. Such additional option shall be subject to the provisions of Section 6(i) below.

     (h) The stock option agreement or SAR agreement may contain such other terms, provisions, and conditions consistent with this Plan, as may be determined by the Committee. If an option, or any part thereof, is intended to qualify as an incentive stock option, the stock option agreement shall contain those terms and conditions which are necessary to qualify it.

     (i) The maximum number of shares of Stock with respect to which SARs or options to acquire Stock may be granted, or sales or bonus grants of Stock may be made, to any individual per calendar year under this Plan shall not exceed 100,000 shares (which number may be increased without shareholder approval to reflect adjustments under Section 4(c) above, to the extent such adjustment, in the case of a grant to a Covered Employee, does not cause the grant to fail to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code and the regulations thereunder). To the extent required to cause options granted to Covered Employees to qualify as "performance-based compensation" under Section 162(m) of the Code and the regulations thereunder, in applying the foregoing limitation with respect to an employee, if any option is canceled, the canceled option shall continue to count against the maximum number of shares for which options may be granted to the employee under this
Section 6(i). For this purpose, the repricing of an option shall be treated as a cancellation of the existing option and the grant of a new option to the extent required by Section 162(m) of the Code or the regulations thereunder. The preceding sentence shall also apply in the case of an SAR, if, after the award is made, the base amount on which stock appreciation is calculated is reduced to reflect a reduction in the fair market value of the Stock.

     7. Terms and Conditions of Stock Purchases and Bonuses.

     (a) Each sale or bonus grant of Stock pursuant to the Plan will be evidenced by a written stock purchase agreement or stock bonus agreement, as applicable, executed by the Company and the person to whom such stock is sold or granted.

     (b) The stock purchase agreement or stock bonus agreement may contain such other terms, provisions, and conditions consistent with this Plan, as may be determined by the Committee, including, not by way of limitation, the consideration, if any, to be paid for the Stock, restrictions on transfer, forfeiture provisions, repurchase provisions, and vesting provisions.

     8. Use of Proceeds. Cash proceeds realized from the exercise of options granted under the Plan or from other sales of Stock under the Plan shall constitute general funds of the Company.

     9. Amendment, Suspension, or Termination of the Plan.

     (a) The Board may at any time amend, suspend, or terminate the Plan as it deems advisable; provided that such amendment, suspension, or termination complies with all applicable requirements of state and federal law, including any applicable requirement that the Plan or an amendment to the Plan be approved by the shareholders, and provided further that, except as provided in Section 4(c) above and Section 15 below, the Board shall in no event amend the Plan in the following respects without the approval of shareholders then sufficient to approve the Plan in the first instance:

          (i) to increase the maximum number of shares of Stock provided in
     Section 6(i) above, with respect to which restricted stock, SARs, or options to acquire Stock may be granted to any Covered Employee per calendar year under the Plan;

          (ii) to materially increase the number of shares of Stock available under the Plan, or to increase the number of shares of Stock available for grant of incentive stock options under the Plan; or

          (iii) to materially modify the eligibility requirements for participation in the Plan or the class of employees eligible to receive options under the Plan, or to change the designation or class of persons eligible to receive incentive stock options under the Plan.

          (iv) to permit repricing of options by lowering the option exercise price of a previously granted award, or by cancellation of outstanding options with subsequent replacement, or regrants of options with lower exercise prices.

     (b) No option or SAR may be granted nor may any Stock be issued (other than upon exercise of outstanding options) under the Plan during any suspension or after the termination of the Plan, and no amendment, suspension, or termination of the Plan shall, without the affected individual's consent, alter or impair any rights or obligations under any option or SAR previously granted under the Plan. The Plan shall terminate with respect to the grant of incentive stock options on the tenth anniversary of the date of adoption of the Plan, unless previously terminated by the Board pursuant to this Section 9.

     10. Assignability. No option or SAR granted pursuant to this Plan shall be transferable by the holder except to the extent provided in the option agreement or the SAR agreement covering the option or the SAR. Stock subject to a stock purchase agreement or a stock bonus agreement shall be transferable only as provided in such agreement. Notwithstanding the foregoing, if required by the Code, each incentive stock option under the Plan shall be transferable by the optionee only by will or the laws of descent and distribution, and, during the optionee's lifetime, be exercisable only by the optionee.

     11. Withholding Taxes. No Stock shall be granted or sold under the Plan to any individual, and no option or SAR may be exercised, until the individual has made arrangements acceptable to the Committee for the satisfaction of federal, state, and local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Stock under the Plan, the lapsing of restrictions applicable to such Stock, the failure to satisfy the conditions for treatment as incentive stock options under the applicable tax law, or the receipt of cash payments.

     12. Restrictions on Transfer of Shares. The Committee may require that the Stock acquired pursuant to the Plan be subject to such restrictions and agreements regarding sale, assignment, encumbrances, or other transfer as are in effect among the shareholders of the Company at the time such Stock is acquired, as well as to such other restrictions as the Committee shall deem appropriate.

     13. Change in Control.

     (a) For purposes of this Section 13, a "Change in Control" shall be deemed to occur upon:

          (i) the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding Stock;

          (ii) a change in the composition of the Board over a period of thirty-six (36) months or less, such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership or by one or more actions by written consent of shareholders, to be comprised of individuals who either
     (A) have been Board members continuously since the beginning of such period, or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board.

     (b) For purposes of this Section 13, a "Corporate Transaction" shall be deemed to occur upon any of the following transactions to which the Company is a party:

          (i) approval by the Company's shareholders of a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

          (ii) approval by the Company's shareholders of the sale, transfer, or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company's subsidiary corporations) in connection with a complete liquidation or dissolution of the Company; or

          (iii) approval by the Company's shareholders of any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger.

     (c) In its discretion, the Committee may provide in any stock option, SAR, Stock bonus, or Stock purchase agreement (or in an amendment thereto) evidencing an option, SAR, Stock bonus, or Stock purchase agreement hereunder that, in the event of any Corporate Transaction or an event giving rise to a Change in Control, any outstanding options or SARs covered by such an agreement shall be fully vested, non-forfeitable, and become exercisable, and that any restricted Stock covered by such an agreement shall be released from restrictions on transfer and repurchase or forfeiture rights, as of the date of the Change in Control or Corporate Transaction. However, the Committee may provide in any such agreement that, in the case of a Corporate Transaction, the Committee may determine that an outstanding option will not be so accelerated if and to the extent, (i) such option is either to be assumed by the successor or parent thereof or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation or parent thereof; or (ii) such option is to be replaced with a cash incentive program of the successor corporation that preserves the option spread existing at the time of the Corporate Transaction and provides for subsequent payment in accordance with the same vesting schedule applicable to such option.

     (d) If the Committee determines to incorporate a Change in Control or Corporate Transaction acceleration provision in any option or SAR agreement hereunder, the agreement shall provide that, (i) in the event of a Change in Control or Corporate Transaction described in clauses (a)(i), (a)(ii), and
(b)(iii) of Section 13 above, the option or SAR shall remain exercisable for the remaining term of the option or SAR; and (ii) in the event of a Corporate Transaction described in clauses (i) or (ii) of Section 13(b) above, the option or SAR shall terminate as of the effective date of the Corporate Transaction described therein, unless such option or SAR is assumed by a successor corporation in the event of a Corporate Transaction described in clause (i) of
Section 13(b). If an option or SAR is assumed in the event of a Corporate Transaction described in clause (i) of Section 13(b) above, the option or SAR shall remain exercisable for the remaining term of the option or SAR. In no event shall any option or SAR under the Plan be exercised after the expiration of the term provided for in the related stock option agreement or SAR agreement pursuant to Section 6(b) or (e).

     (e) The Committee may provide in any option or SAR agreement hereunder that should the Company dispose of its equity holding in any subsidiary effected by,
(i) merger or consolidation involving that subsidiary; (ii) the sale of all or distribution of substantially all of the assets of that subsidiary; or (iii) the Company's sale of or distribution to shareholders of substantially all of the outstanding capital stock of such subsidiary ("Subsidiary Disposition") while a holder of the option or SAR is engaged in the performance of services for the affected subsidiary corporation, then such option or SAR shall, immediately prior to the effective date of such Subsidiary Disposition, become fully exercisable with respect to all of the shares at the time represented by such option or SAR and may be exercised with respect to any or all of such shares. Any such option or SAR shall remain exercisable until the expiration or sooner termination of the term of the option or SAR.

     14. Shareholder Approval. Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted. Any incentive stock options granted hereunder and any options, SARs, or Stock granted to Covered Employees hereunder shall become effective only upon such shareholder approval. The Committee may grant incentive stock options or may grant options, SARs, or Stock to Covered Employees under the Plan prior to such shareholder approval, but until shareholder approval is obtained, no such option or SAR shall be exercisable and no such Stock grant shall be effective. In the event that such shareholder approval is not obtained within the period provided above, all options, SARs, or Stock grants previously granted above shall terminate. If such shareholder approval is obtained at a duly held shareholders' meeting, the Plan must be approved by a majority of the votes cast at such shareholders' meeting at which a quorum, representing a majority of all outstanding voting stock of the Company, is, either in person or by proxy, present and voting on the Plan. If such shareholder approval is obtained by written consent, it must be obtained by the written consent of the holders of a majority of all outstanding voting stock of the Company. However, approval at a meeting or by written consent may be obtained to a lesser degree of shareholder approval if the Board determines, in its discretion after consultation with the Company's legal counsel, that such a lesser degree of shareholder approval will comply with all applicable laws and will not adversely affect the qualification of the Plan under either Section 162(m) or 422 of the Code.

     15. Rule 16b-3 Compliance.

     (a) With respect to Insiders, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. Moreover, in the event the Plan does not include a provision required by Rule 16b-3 to be stated therein as a condition to exemption from Section 16(b) of the Exchange Act, such provision (other than one relating to eligibility requirements or the price and amount of awards) shall be deemed automatically to be incorporated by reference into the Plan insofar as transactions with Insiders are concerned.

     (b) If, subsequent to the Board's adoption of the Plan, Rule 16b-3 is amended to delete any of the Rule 16b-3 conditions or requirements addressed by the provisions of the Plan, the Board may amend the Plan without shareholder approval (unless such approval is required by Rule 16b-3, as so amended) to delete or otherwise amend any such provisions no longer required for grants of options, SARs, and Stock under the Plan to Insiders to be exempt from Section 16(b) liability under the Exchange Act.

     16. The Right of the Company to Terminate Employment. No provision in the Plan or any Option shall confer upon any Optionee any right to continue in the employment of the Company or an Affiliate or to interfere in any way with the right of the Company or an Affiliate to terminate his employment at any time.

                            MATRIA HEALTHCARE, INC.
                               1850 PARKWAY PLACE
                            MARIETTA, GEORGIA 30067

                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                FOR ANNUAL MEETING OF STOCKHOLDERS, MAY 24, 2001

   The undersigned hereby appoints Parker H. Petit and Roberta L. McCaw, and each of them, proxies, with full power of substitution and with discretionary authority, to represent and to vote in accordance with the instructions set forth below, all shares of Common Stock of Matria Healthcare, Inc. held of record by the undersigned on April 6, 2001 at the 2001 Annual Meeting of Stockholders to be held at 1850 Parkway Place, Suite 320, Marietta, Georgia, at 10:30 a.m. on Thursday, May 24, 2001 and any adjournments thereof.

1. Election of Class II Directors              [ ] FOR all nominees listed below (except as
                                                 written to the contrary below)

1. Election of Class II Directors               [ ] WITHHOLD AUTHORITY to vote for all
                                                  nominees listed below

   Parker H. Petit, Jeffrey D. Koepsell, Donald W. Weber and Morris S. Weeden

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

--------------------------------------------------------------------------------

2. Proposal to approve the Matria Healthcare, Inc. 2001 Stock Incentive Plan.

             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

3. Proposal to approve amendments to the 2000 Directors' Non-Qualified Stock Option Plan.

             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

                          (Continued on Reverse Side)

                          (Continued from other side)

   THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ITEMS 1, 2 AND 3.

           PLEASE SIGN EXACTLY AS NAME APPEARS ON STOCK CERTIFICATE.
                                                If stock is held in the name of
                                                two or more persons, all must
                                                sign. When signing as attorney,
                                                as executor, administrator
                                                trustee, or guardian, please
                                                give full title as such. If a
                                                corporation, please sign in full
                                                corporate name by President or
                                                other authorized officer. If a
                                                partnership, please sign in
                                                partnership name by authorized
                                                person.

                                                             Dated:                                      , 2001
                                                                     ---------------------------------

                                                             ---------------------------------------------
                                                             Signature

                                                             ---------------------------------------------
                                                             Signature if Held Jointly

 PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.